Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-268944

Prospectus Supplement

(To Prospectus dated April 14, 2023)

IT TECH PACKAGING, INC.

6,899,500 Shares of Common Stock

We are offering on a reasonable best efforts basis 6,899,500 shares of our common stock, $0.001 par value per share, at a purchase price of $0.20 per share of common stock, pursuant to this prospectus supplement and the accompanying prospectus.

For a more detailed description of the shares of common stock, see the section entitled “Description of Our Securities” beginning on page S-41.

Our shares of common stock are currently traded on the NYSE American under the symbol “ITP.” On May 9, 2025, the closing sale price of our shares of common stock was $0.44 per share.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one trading day following the commencement of sales in this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

As of May  9, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $4,176,033, based on 10,065,920 shares of our common stock issued and outstanding on May 9, 2025, of which approximately 574,936 shares were held by affiliates, and a price of $0.44 per share, which was the closing price at which our common stock was last sold on NYSE American on May 9, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of May 9, 2025, prior to the consummation of this offering, we have not sold any securities under the foregoing “shelf” registration statement.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the shares offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 18 of the accompanying prospectus, and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$0.20	$1,379,900.00
Placement Agent fees(1)	$0.014	96,593.00
Proceeds, before expenses, to us	$0.186	1,283,307.00

____________

(1)      See “Plan of Distribution” beginning on page S-42 of this prospectus supplement for additional disclosure regarding placement agent fees and estimated offering expenses.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about May 14, 2025, subject to satisfaction of customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is May 13, 2025

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 22, 2022, we filed with the SEC a registration statement on Form S-3, as amended on February 23, 2023 and April 3, 2023 (File No. 333-268944) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 14, 2023. Under this shelf registration process, we may, from time to time, sell up to $100 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and units, of which $100 million remains available for sale as of the date of this prospectus supplement (excluding the securities offered hereby).

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “ITP,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to IT Tech Packaging, Inc., a Nevada corporation and its consolidated subsidiaries, and, in the context of describing our operations and consolidated financial information, our variable interest entity in China, Hebei Baoding Dongfang Paper Milling Company Limited, or Dongfang Paper. “IT Tech Packaging” refers to IT Tech Packaging, Inc. “VIE” or “Dongfang Paper” refers to our variable interest entity in China. “Baoding Shengde” refers to our wholly-owned subsidiary, Baoding Shengde Paper Co., Ltd, a PRC company. “Qianrong”, refers to our indirect wholly-owned subsidiary, QianrongQianhui Hebei Technology Co., Ltd, a PRC company. “Tengsheng Paper” refers to the subsidiary of Dongfang Paper, Hebei Tengsheng Paper Co., Ltd., a PRC company.

S-iii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” beginning on page S-11 and page 18 of the accompanying prospectus and in those documents and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

General

IT Tech Packaging was incorporated in the State of Nevada on December 9, 2005, under the name “Carlateral, Inc.” Through the steps described below, we became the holding company with operations primarily conducted by our subsidiaries and our VIE, Dongfang Paper, a producer and distributor of paper products in China, on October 29, 2007. Effective on August 1, 2018, we changed our corporate name to “IT Tech Packaging, Inc.” The name change was effected through a parent/subsidiary short-form merger of IT Tech Packaging, Inc., our wholly-owned Nevada subsidiary formed solely for the purpose of the name change, with and into us. We were the surviving entity. In connection with the name change, our common stock began being traded under a new NYSE American symbol, “ITP,” at such time.

On October 29, 2007, pursuant to an agreement and plan of merger (the “Merger Agreement”), the Company acquired Dongfang Zhiye Holding Limited (“Dongfang Holding”), a corporation formed on November 13, 2006 under the laws of the British Virgin Islands, and issued the shareholders of Dongfang Holding an aggregate of 7,450,497 (as adjusted for a four-for-one reverse stock split effected in November 2009) shares of our common stock, which shares were distributed pro-rata to the shareholders of Dongfang Holding in accordance with their respective ownership interests in Dongfang Holding. At the time of the Merger Agreement, Dongfang Holding owned all of the issued and outstanding stock and ownership of Dongfang Paper and such shares of Dongfang Paper were held in trust with Zhenyong Liu, Xiaodong Liu and Shuangxi Zhao, for Mr. Liu, Mr. Liu and Mr. Zhao (the original shareholders of Dongfang Paper) to exercise control over the disposition of Dongfang Holding’s shares in Dongfang Paper on Dongfang Holding’s behalf until Dongfang Holding successfully completed the change in registration of Dongfang Paper’s capital with the relevant PRC Administration of Industry and Commerce as the 100% owner of Dongfang Paper’s shares. As a result of the merger transaction, Dongfang Holding became a wholly owned subsidiary of the Company, and Dongfang Holding’s wholly owned subsidiary, Dongfang Paper, became an indirectly owned subsidiary of the Company.

Dongfang Holding, as the 100% owner of Dongfang Paper, was unable to complete the registration of Dongfang Paper’s capital under its name within the proper time limits set forth under PRC law. In connection with the consummation of the restructuring transactions described below, Dongfang Holding directed the trustees to return the shares of Dongfang Paper to their original shareholders, and the original Dongfang Paper shareholders entered into certain agreements with Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) to transfer the control of Dongfang Paper over to Baoding Shengde.

On June 24, 2009, the Company consummated a number of restructuring transactions pursuant to which it acquired all of the issued and outstanding shares of Shengde Holdings Inc., a Nevada corporation. Shengde Holdings Inc. was incorporated in the State of Nevada on February 25, 2009, and holds a wholly-owned subsidiary, Baoding Shengde, a limited liability company organized under the laws of the PRC on June 1, 2009. Because Baoding Shengde is a wholly-owned subsidiary of Shengde Holdings Inc., it is regarded as a wholly foreign-owned entity under PRC law.

Effective June 24, 2009, Baoding Shengde, Dongfang Paper and the original shareholders of Dongfang Paper entered into a number of contractual arrangements, as subsequently amended on February 10, 2010, pursuant to which Baoding Shengde acts as the management company for Dongfang Paper, and Dongfang Paper conducts the principal operations of the business. The contractual arrangements, as amended, effectively transferred the preponderance of the economic benefits of Dongfang Paper to Baoding Shengde, and as a result, Baoding Shengde assumed effective control and management over, is considered the primary beneficiary of Dongfang Paper for accounting purposes and we consolidate Dongfang Paper’s operating results in IT Tech Packaging’s financial statements under U.S. GAAP. The contractual arrangements, as amended, include the following:

(i) Exclusive Technical Service and Business Consulting Agreement

The exclusive technical service and business consulting agreement, entered into by and between Baoding Shengde and Dongfang Paper, provides that Baoding Shengde shall provide exclusive technical, business and management consulting services to Dongfang Paper, in exchange for service fees including a fee equivalent to 80% of Dongfang Paper’s total annual net profits. The agreement is terminable upon mutual written agreement.

(ii) Call Option Agreement

The call option agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the shareholders of Dongfang Paper irrevocably grant to Baoding Shengde an option to purchase all or part of each shareholder’s equity interest in Dongfang Paper. The exercise price for the options shall be RMB yuan for each of the shareholders’ equity interests, or if at any time there are PRC laws regulating the minimum exercise price of such options, then to the extent permitted under PRC Law. The call option agreement contains covenants from Dongfang Paper and its shareholders that they will refrain from taking certain actions without Baoding Shengde’s consent that would materially affect Dongfang Paper’s operations and asset value, including (i) supplementing or amending its articles of association or bylaws, (ii) changing Dongfang Paper’s registered capital or shareholding structure, (iii) selling, transferring, mortgaging or disposing of any interests in Dongfang Paper’s assets or income, or encumbering Dongfang Paper’s assets or income in a way that would approve a security interest on such assets, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract or urging Dongfang Paper management to dispose of any Dongfang Paper assets, unless it is within the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) appointing or removing any management personnel or directors that can be changed upon Dongfang Paper shareholder approval; (viii) declaring or distributing any dividends to the stockholders. The agreement remains effective until Baoding Shengde or its designees have acquired 100% of the equity interests of Dongfang Paper underlying the options.

(iii) Share Pledge Agreement

The share pledge agreement entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders will pledge all of their equity interests in Dongfang Paper to Baoding Shengde as security for their obligations under the other management agreements described in this section. Specifically, Baoding Shengde is entitled to dispose of the pledged equity interests in the event that the Dongfang Paper shareholders or Dongfang Paper fails to pay the service fees to Baoding Shengde pursuant to the exclusive technical service and business consulting agreement or fails to perform their other obligations under the other management agreement. The agreement contains covenants from Dongfang Paper’s shareholders that they will refrain from taking certain actions without Baoding Shengde’s prior written consent, such as transferring or assigning their equity interests, or creating or permitting the creation of any pledges which may have an adverse effect on the rights or benefits of Baoding Shengde under the agreement. The Dongfang Paper shareholders also promise to comply with the laws and regulations relevant to the pledges under the agreement and to facilitate in good faith the protection of the ability of Baoding Shengde to exercise its rights under the agreement. The terms of the share pledge agreement remains in effect until all the obligations under the other management agreements have been fulfilled, whether or not the terms of the other management agreements have expired.

(iv) Proxy Agreement

The proxy agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders shall irrevocably entrust a designee of Baoding Shengde with such shareholder’s voting rights and the right to represent such shareholder to exercise his or her rights at any shareholder’s meeting of Dongfang Paper or with respect to any shareholder action to be taken in accordance with the laws and Dongfang Paper’s Articles of Association. The terms of the agreement are binding on the parties for as long as the Dongfang Paper shareholders continue to hold any equity interest in Dongfang Paper. Dongfang Paper shareholder will cease to be a party to the agreement once it transfers its equity interests with the prior approval of Baoding Shengde.

On June 24, 2009, Zhao Tianqing, the sole shareholder of Shengde Holdings Inc., assigned to the Company, for good and valuable consideration, 100 shares representing 100% of the issued and outstanding shares of Shengde Holdings Inc. As a result of this assignment and the restructuring transactions described above, Shengde Holdings Inc., Baoding Shengde, and Dongfang Paper became directly and indirectly controlled by the Company, and Dongfang Paper continued to function as the Company’s operating entity.

In addition to controlling the operations and beneficial ownership of Dongfang Paper, Baoding Shengde also acquired a digital photo paper production line (including two photo paper coating lines and ancillary equipment) in an asset acquisition transaction on November 25, 2009 and began directly conducting business in the PRC. We suspended production of photo paper in June 2016 and now are upgrading the production line to produce more competitive photo paper products.

An agreement was entered into among Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper on December 31, 2010, reiterating that Baoding Shengde is entitled to the distributable profit of Dongfang Paper, pursuant to the above mentioned Exclusive Technical Service and Business Consulting Agreement. In addition, Dongfang Paper and the shareholders of Dongfang Paper agreed that they would not declare any of Dongfang Paper’s unappropriated earnings, including any earnings of Dongfang Paper from its establishment to 2010 and thereafter, as dividend.

The contractual agreements described above have not been tested in a court of law.

The diagram below illustrates our corporate structure and contractual arrangements with respect to each of our subsidiaries and consolidated VIE and the place of incorporation of each named entity as of the date of this prospectus supplement:

The following diagram sets forth the current ownership of Dongfang Paper:

Our subsidiaries and the VIE in which our operations are conducted include:

•        Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) is a PRC entity that is 100% indirectly owned by the Company. Baoding Shengde has entered into VIE agreements with the VIE identified below.

•        Each of the following, which are PRC companies that are consolidated with the Company:

1.      Hebei Baoding Dongfang Paper Milling Co., Ltd. (“Dongfang Paper”) is a PRC entity that entered into VIE Agreements with Baoding Shengde; Dongfang Paper is the VIE.

2.      Hebei Tengsheng Paper Co., Ltd. (“Tengsheng”) is a PRC entity that is 100% owned by Dongfang Paper.

•        QianrongQianHui Hebei Technology Co., Ltd. (“Qianrong”) is a PRC entity, incorporated on July 15, 2021, that is 100% indirectly owned by the Company.

•        Shengde Holdings Inc., a Nevada company and our wholly-owned U.S. subsidiary, and Dongfang Zhiye Holding Limited, a British Virgin Islands company, are subsidiaries outside of China. Dongfang Zhiye Holding Limited has been inactive since 2010.

Recent Regulatory Developments

On January 4, 2022, the Cyberspace Administration of China, or CAC, issued the revised Measures on Cyberspace Security Review (the “Revised Measures”), which came into effect on February 15, 2022. Under the Revised Measures, any “network platform operator” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not believe we are “network platform operator” who control over one million personal information as mentioned above; as such, we believe we are currently not be subject to the cybersecurity review by the CAC. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Risk factors — Risk Factors Relating to Doing Business in China — Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.”

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risk Factors Relating to Doing Business in China — While the approval and/or other requirements of the CSRC or other PRC governmental authorities are currently not required, they may be required, in connection with our oversea listing under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.” As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding listing abroad or offshore offering from the CSRC or any other PRC governmental authorities.

We believe that we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (“CSRC”) and Cyberspace Administration of China (“CAC”) in the PRC to issue securities to foreign investors. However, there is no guarantee that this will continue to be the case in the future in relation to any future offerings of our company or the continued listing of our company’s securities on the NYSE American, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As a listed company, we believe that we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate business of the consolidated VIE and its subsidiary as of the date of this prospectus supplement. In addition, to date, none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary has received any filing or compliance requirements from CSRC for the listing of the Company at NYSE American and all of its overseas offerings. Furthermore, based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for the Company’s listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “Risk Factors — Risk Factors Relating to Doing Business in China — The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have become into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless”

On December 24, 2021, the Standing Committee of the National People’s Congress issued Law of the People’s Republic of China on the Prevention and Control of Noise Pollution (the “Prevention and Control of Noise Pollution Law”), which became effective on June 5, 2022. According to the Prevention and Control of Noise Pollution Law, entities subject to the pollutant discharge licensing management requirements shall not emit industrial noise without a pollutant discharge permit and shall prevent and control noise pollution according to the requirements of the pollutant discharge permit. The noise pollution has been included in the Pollution Discharge Permit, and we conduct quarterly test on the noise through qualified testing institutions to comply with the laws, which is required by laws.

Consolidation

We conduct substantially all of our business in China through contractual arrangements with Dongfang Paper, the VIE, due to PRC legal restrictions of foreign ownership in certain sectors. Substantially most of IT Tech Packaging’s revenues, costs and net income in China are directly or indirectly generated through the VIE. IT Tech Packaging, through Baoding Shengde, has signed various agreements with the VIE and shareholders of the VIE to allow the transfer of economic benefits from the VIE to Baoding Shengde and to direct the activities of the VIE.

Total assets and liabilities presented on IT Tech Packaging’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the VIE. As of March 31, 2025, our variable interest entity accounted for an aggregate of 96.27% and 79.16% of our total assets and total liabilities.

IT Tech Packaging and its directly owned subsidiary, Shengde Holding, do not have any substantial assets or liabilities or result of operations.

Distributions and Other Transfers of Cash through our Organization

We are a holding company, although other means are available for us to obtain financing at the holding company level, we may receive dividends and other distributions on equity paid by our subsidiary established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE and its subsidiary. ITP, its subsidiaries, the consolidated VIE and its subsidiary may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and its subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries in China to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

IT Tech Packaging conducts its business operations in China through its PRC Subsidiaries and Dongfang Paper, the VIE. If needed, IT Tech Packaging can transfer cash to the PRC Subsidiaries through loans and/or capital contributions, and the PRC Subsidiaries can transfer cash to IT Tech Packaging through issuing dividends or other distributions. The PRC Subsidiaries can transfer cash to the VIE through intercompany loans and capital contributions, and the VIE can transfer cash to the PRC Subsidiaries as services fees under the VIE contractual arrangements. For the year ended December 31, 2024, the major cash flows occurred between IT Tech Packaging, its subsidiaries and the VIE included (i) loans in the total amount of $1,059,480 provided by Dongfang Paper to Baoding Shengde; and (ii) repayment of shareholder loans in the total amount of $727,433 on behalf of IT Tech Packaging Inc. We do not have an established cash management policy that dictates how funds are transferred between us, our subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

Current PRC regulations permit the PRC Subsidiaries to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. The PRC Subsidiaries are required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. For details, see “Risk Factors — Risk Factors Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” In addition, cash transfers from IT Tech Packaging are subject to applicable PRC laws and regulations on loans and direct investment. For details, see “Risk Factors — Risk Factors Relating to Doing Business

in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. IT Tech Packaging receives a significant portion of its revenues in Renminbi. Under IT Tech Packaging’s current corporate structure, IT Tech Packaging’s Nevada holding company may rely on dividend payments from the PRC Subsidiaries to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of the PRC Subsidiaries and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to its shareholders. See “Risk Factors — Risk Factors Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment”. In order to secure the amounts owed under the VIE agreements, the VIE and its shareholders entered into a share pledge agreement with Baoding Shengde, pursuant to which if the VIE fails to pay the service fees to the Baoding Shengde pursuant to the exclusive technical service and business consulting agreement or fails to perform their other obligations under the other management agreement, Baoding Shengde is entitled to dispose of the pledged equity interests in the VIE.

IT Tech Packaging declared and paid four quarterly cash dividends to its U.S. investors in April 2012 and November 2013. As of the date of this prospectus supplement, other than those cash dividends, none of IT Tech Packaging’s subsidiaries have ever issued any dividends or made other distributions to IT Tech Packaging or their respective holding companies nor has IT Tech Packaging or any of IT Tech Packaging’s subsidiaries ever paid dividends or made other distributions to U.S. investors. IT Tech Packaging currently intend to retain all future earnings to finance its operations and to expand its business. As a result, IT Tech Packaging does not expect to pay any cash dividends in the foreseeable future.

Holding Foreign Company Accountable Act (“HFCAA”)

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act (“HFCAA”), if the PCAOB is unable to adequately inspect audit documentation located in China, or investigate our auditor. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, GGF CPA Limited, is a China-based accounting firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB in the future may determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. Our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

See “Risk Factors — Risks Associated with Our Company — Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Summary of Risk Factors

Investing in our securities involves significant risks and uncertainties. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

•        In order to comply with PRC regulatory requirements, we operate our businesses through companies with which we have contractual relationships but in which we do not have controlling ownership;

•        Because we rely on the consulting services agreement with Dongfang Paper for essentially all of our revenue and cash flows, any difficulty for Dongfang Paper to pay consulting fees to Baoding Shengde under the consulting agreement may have a material adverse effect on our operations.;

•        If the PRC government determines that our agreements with these companies are not in compliance with applicable regulations, our business in the PRC could be materially adversely affected;

•        Our arrangements with Dongfang Paper and its shareholders may be subject to a transfer pricing adjustment by the PRC tax authorities which could have an adverse effect on our income and expenses;

•        The exercise of our option to purchase part or all of the equity interests in Dongfang Paper under the Call Option Agreement might be subject to approval by the PRC government. Our failure to obtain this approval may impair our ability to substantially control Dongfang Paper and could result in actions by Dongfang Paper that conflict with our interests;

•        Our certificates, permits, and licenses related to our papermaking operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated;

•        Compliance with environmental regulations is expensive, and noncompliance may result in adverse publicity and potentially significant monetary damages and fines or suspension of our business operations.

•        Our failure to protect our intellectual property rights may undermine our competitive position, and external infringements of our intellectual property rights may adversely affect our business;

•        We may have to bear unanticipated tax liabilities which may cause serious adverse effects to our financial conditions and business operations.

Risks Related to Doing Business in the PRC

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•        Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business;

•        Governmental control of currency conversion may affect the value of your investment and the fluctuation of the Renminbi may harm your investment;

•        Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us;

•        It may be difficult for overseas regulators to conduct investigation or collect evidence within China;

•        The current tensions in international trade and rising political tensions, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

•        Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law;

•        Any failure by our consolidated VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business;

•        We may lose the ability to use and enjoy assets held by our consolidated VIEs that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

General Risks Related to Our Common Stock and this Offering

In addition to the risks described above, we are subject to general risks and uncertainties related to our common stock and this offering, including, but not limited to, the following:

•        Our common stock may be affected by limited trading volume and may fluctuate significantly;

•        If we become directly subject to the scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation; and

•        The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

THE OFFERING

Issuer:	IT Tech Packaging, Inc.
Shares of common stock offered by us pursuant to this prospectus supplement:	6,899,500 shares
Offering price per share:	$0.20
Shares of common stock outstanding prior to this offering:	10,065,920 shares
Shares of common stock to be outstanding immediately after this offering(1):	16,965,420 shares
Use of proceeds:

We expect the aggregate net proceeds from the Offering will be approximately $1.1 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-38 of this prospectus supplement.

Transfer agent, registrar and warrant agent:	The transfer agent and registrar of our common stock is Empire Stock Transfer Inc.
Risk factors:

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 18 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NYSE American Symbol:	Our common stock is traded on the NYSE American under the symbol “ITP”.

____________

(1)      The number of shares of our common stock to be outstanding immediately after this offering is based on 10,065,920 shares of common stock outstanding as of May 9, 2025, and excludes, as of such date 3,016,635 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $6.6907 per share (without giving effect to any of the anti-dilution adjustment provisions thereof).

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Relating to our Business

Our operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Dongfang Paper commenced its current line of business operations in 1996 and received its initial Pollution Discharge Permit in September 1996, which must be renewed every year for Dongfang Paper to stay in business. Although we have never had problem renewing the Pollution Discharge Permit, we cannot guarantee automatic renewal every year. In addition, Baoding Shengde commenced its current line of business operations in 2009. Therefore, our operating history may not provide a more meaningful basis on which to evaluate its business. We cannot assure you that Dongfang Paper or Baoding Shengde will not incur net losses in the future. We expect that operating expenses of Dongfang Paper and Baoding Shengde will increase as they expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•        raise adequate capital for expansion and operations;

•        implement our business model and strategy and adapt and modify them as needed;

•        increase awareness of our brand name, protect our reputation and develop customer loyalty;

•        manage our expanding operations and service offerings, including the integration of any future acquisitions;

•        maintain adequate control of our expenses; or

•        anticipate and adapt to changing conditions in paper markets in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Dongfang Paper and Baoding Shengde’s failure to compete effectively may adversely affect our ability to generate revenue.

Through Dongfang Paper and Baoding Shengde, we compete in a highly developed market with companies that have significantly greater experience and history in our industry. If we do not compete effectively, we could lose market share and experience reduced selling prices, adversely affecting our financial results. Our competitors will expand in the key markets and implement new technologies making them more competitive. There is also the possibility that competitors will be able to offer additional products, services, lower prices, or other incentives that we cannot or will not offer or that will make our products less profitable. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause delay in production and delivery of our paper products, as well as administrative inefficiencies.

We, through our subsidiaries, may engage in future acquisitions that could dilute the ownership interests of our stockholders and cause us to incur debt and assume contingent liabilities.

We, through our subsidiaries, may review acquisition and strategic investment prospects that we believe would complement the current product offerings of Dongfang Paper, augment its market coverage or enhance its technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and we, through our subsidiaries, expect to make investments in, and to acquire, businesses, products, or technologies in the future. We expect that when we raise funds from investors for any of these purposes we will be either the issuer or the primary obligor while the proceeds will be forwarded to Dongfang Paper. In the event of any future acquisitions, we could:

•        issue equity securities which would dilute current stockholders’ percentage ownership;

•        incur substantial debt;

•        assume contingent liabilities; or

•        expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

•        difficulties in the assimilation of acquired operations, technologies and/or products;

•        unanticipated costs associated with the acquisition or investment transaction;

•        the diversion of management’s attention from other business concerns;

•        adverse effects on existing business relationships with suppliers and customers;

•        risks associated with entering markets in which Dongfang Paper has no or limited prior experience;

•        the potential loss of key employees of acquired organizations; and

•        substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technology, or personnel that we might acquire in the future and our failure to do so could have a material adverse effect on our and/or Dongfang Paper’s business, operating results and financial condition.

We are responsible for the indemnification of our officers and directors.

Our Articles of Incorporation provides for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with us to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Nevada. Although we do maintain professional error and omission insurance for the officers and directors, due to limitations of the insurance coverage these indemnification provisions could still result in substantial expenditures which we may be unable to recoup through the insurance and could adversely affect our business and financial conditions. Zhenyong Liu, our Chairman of the Board and Chief Executive Officer, Jing Hao, our Chief Financial Officer, Dahong Zhou, our Secretary, and Marco Ku Hon Wai, Wenbing Christopher Wang, Lusha Niu, and Fuzeng Liu, our directors, are key personnel with rights to indemnification under our Articles of Incorporation.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and paper factory operational expertise of key personnel. Zhenyong Liu, our Chief Executive Officer and Chairman of the Board, Jing Hao, our Chief Financial Officer, Dahong Zhou, our Secretary, and Shuting Liang, Dongfang Paper’s General

Engineer, Gengqi Yang, Dongfang Paper’s Vice President of Sales and Marketing, Xuetao Chen, Dongfang Paper’s Vice President of Environmental Protection and Xiaodong Liu, Baoding Shengde’s General Manager, perform key functions in the operation of our business. There can be no assurance that IT Tech Packaging, Dongfang Paper or Baoding Shengde will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We do not carry key man life insurance for any of our key personnel or personnel nor do we foresee purchasing such insurance to protect against a loss of key personnel and personnel.

We are dependent upon the services of Mr. Zhenyong Liu for the continued growth and operation of our company because of his experience in the industry and his personal and business contacts in the PRC. Although Mr. Liu has entered into an employment agreement with Baoding Shengde, our wholly owned subsidiary and a PRC company, and we have no reason to believe that Mr. Liu will discontinue his services with us or Dongfang Paper, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and senior personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

•        the costs of paper products and development;

•        the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our products;

•        capital expenditure for equipment;

•        marketing and promotional activities and other costs;

•        changes in our pricing policies, suppliers and competitors;

•        the ability of our suppliers to provide products in a timely manner to their customers;

•        changes in operating expenses;

•        increased competition in the paper markets; and

•        other general economic and seasonal factors.

We face risks related to product liability claims.

We presently do not maintain product liability insurance. We face the risk of loss because of adverse publicity associated with product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. Although product liability lawsuits in the PRC are rare, and we have not, to date, experienced significant failure of our products, there is no guarantee that we will not face such liability in the future. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

Our operating results also depend on the availability and pricing of energy and raw materials.

In addition to our dependence upon wood pulp, recycled white scrap paper and paperboard costs, our operating results depend on the availability and pricing of energy and other raw materials. An interruption in the supply of supplemental chemical agents could cause a material disruption at our mill. In addition, an interruption in the supply of natural gas could cause a material disruption at our facilities. At present, our raw materials including natural gas are purchased from a number of suppliers, of which the three largest suppliers account for over 95% of all purchases. If any of these contracts were to be terminated for any reason, or not renewed upon expiration, or if market conditions were to substantially change creating a significant increase in the price of natural gas and recycled paper, we may not be able to find alternative, comparable suppliers or suppliers capable of providing gas to us on terms or in amounts satisfactory to us.

We replaced all the coal boilers with natural gas boilers in September 2017, but due to the gas consumption rise significantly, the government will from time to time issue mandated restriction/suspension of natural gas supply for all natural gas consumption industries, including the paper manufacturing industry in order to secure adequate natural gas to households uses in urban and rural areas. We are subject to the risks of natural gas supply restriction and above-mentioned factors. As a result, our business, financial condition and operating results could suffer.

A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales, and/or negatively affect our net income.

Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•        maintenance outages;

•        prolonged power failures;

•        an equipment failure, including any malfunction of our waste water treatment facilities;

•        disruption in the supply of raw materials, such as wood fiber, energy, or chemicals;

•        a chemical spill or release;

•        closure because of environmental-related concerns;

•        explosion of a boiler;

•        the effect of a drought or reduced rainfall on our water supply;

•        disruptions in the transportation infrastructure, including roads, bridges, railroad tracks, and tunnels;

•        fires, floods, earthquakes, hurricanes, epidemic or other catastrophes;

•        terrorism or threats of terrorism;

•        labor difficulties; or

•        other operational problems.

If any of the abovementioned events were to occur, we may be unable to meet customer demand, which may adversely affect our sales and net income.

Our certificates, permits, and licenses related to our papermaking operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated.

In 1988, the National Environmental Protection Bureau issued Interim Measures on the Administration of Water Pollutants Discharge Permits, requiring all companies discharging pollution into the water as a direct or indirect byproduct of production to adhere to certain caps on pollution discharge. On January 24, 2021, the State Council issued Regulations on the Administration of Pollutant Discharge Permits, which has effected since March 1, 2022. Additionally, such companies were required to obtain and annually renew a Pollution Discharge Permit in order to conduct their operations. On December 24, 2021, the Standing Committee of the National People’s Congress issued Law of the People’s Republic of China on the Prevention and Control of Noise Pollution (the “Prevention and Control of Noise Pollution Law”), which became effective on June 5, 2022. According to the Prevention and Control of Noise Pollution Law, entities subject to the pollutant discharge licensing management requirements shall not emit industrial noise without a pollutant discharge permit and shall prevent and control noise pollution according to the requirements of the pollutant discharge permit. The noise pollution has been included in the Pollution Discharge Permit, and we conduct quarterly test on the noise through qualified testing institutions to comply with the laws, which is required by laws.

The PRC government has the authority to shut down a company’s operations for its failure to maintain a valid permit. We renewed our Pollution Discharge Permit in June 2020. Our latest permit is effective from June 28, 2020 through June 27, 2025. In addition, our Pollution Discharge Permit for Tengsheng Paper is effective from August 10, 2021 through August 9, 2026. An application to renew will be filed by us with the local environment protection agency before the expiration.

The failure by us to maintain or obtain any certificate, permit, and license necessary for our operations or the failure by us to obtain the renewal of any such certificate, permit or license may materially and adversely affect our business, prospects, financial condition and results of operation.

Compliance with environmental regulations is expensive, and noncompliance may result in adverse publicity and potentially significant monetary damages and fines or suspension of our business operations.

We are required to comply with all Chinese national and local regulations regarding the protection of the environment. Compliance with environmental regulation is expensive. The Chinese government is adopting even more stringent environmental protection and operational safety regulations and the costs of complying with these regulations are expected to increase. Although we have obtained all of the necessary approvals and permits for our production facilities currently existing, we cannot assure you that we will be able to comply with all applicable environmental protection and operational safety requirements, and obtain all of the required governmental approvals and permits that may be or may become applicable to us on a timely basis, or at all, or will be able to complete all our registrations and filings with the government, in time for our future projects. The relevant governmental authorities may impose on us fines for any non-compliance, set deadlines for rectification, and order us to cease construction or production if we fail to comply with their requirements.

If we are unable to respond to pricing pressures, our business may be harmed.

In order to remain competitive, from time to time we have to adjust the prices of our products to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

If we fail to introduce enhancements to our existing products or to develop new products, our business and results of operations could be adversely affected.

We believe that our future success depends in part on our ability to enhance our existing products and develop new products in order to continue to meet customer demand. Our failure to introduce new or enhanced products on a timely and cost-competitive basis, or the development of processes that make our existing products obsolete, could harm our business and results of operations.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

As the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business insurance products. We do not have any product liability insurance or business interruption insurance. Based on the insurance products available in China, even if we decide to take out business interruption coverage, such insurance as currently available offers limited coverage compared to that offered in many other jurisdictions. Any business disruption, natural disaster, or product liability claim could result in our incurring substantial costs and diversion of resources, which would have an adverse effect on our business and results of operations.

Our failure to protect our intellectual property rights may undermine our competitive position, and external infringements of our intellectual property rights may adversely affect our business.

Our success and ability to compete depends in part on our intellectual property. We primarily rely on a combination of trademark, trade secret, and copyright laws, as well as confidentiality procedures and contractual restrictions with our employees, contractors and others to establish and protect our intellectual property rights. However, confidentiality and license arrangements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. The steps we take to protect our intellectual property rights may be inadequate or we may be unable to secure intellectual property protection for some of our properties. Infringement of intellectual property rights continues to pose a serious risk of doing business.

We may in the future file, patent applications on certain of our innovations. It is possible, however, that these innovations may not be patentable. In addition, given the cost, effort and risks associated with patent application, we may choose not to seek patent protection for some innovations. Furthermore, our patent applications may not lead to granted patents, the scope of the protection gained may be insufficient or an issued patent may be deemed invalid or unenforceable. We also cannot guarantee that any of our present or future patents or other intellectual property rights will not lapse or be invalidated, circumvented, challenged, or abandoned.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market offerings similar to ours and our ability to compete effectively would be impaired. Moreover, others may independently develop technologies that are competitive to ours or infringe on our intellectual property. The enforcement of our intellectual property rights depends on our legal actions against these infringers being successful, but we cannot be sure these actions will be successful, even when our rights have been infringed. In addition, defending our intellectual property rights might entail significant expense and diversion of management resources. Any of our intellectual property rights may be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Accordingly, despite our efforts, we may be unable to prevent external parties from infringing or misappropriating our intellectual property. Any intellectual property that we own may not provide us with competitive advantages or may be successfully challenged by external parties.

We may be subject to intellectual property infringement claims or other allegations, which may materially and adversely affect our business, financial condition and prospects.

We cannot be certain that we do not or will not infringe patents, copyrights, trademarks or other intellectual property rights held by external parties. From time to time, we may be subject to legal proceedings and claims alleging infringement of patents, trademarks, copyrights or other intellectual property rights, or misappropriation of creative ideas or formats, or other infringement of proprietary, which may materially and adversely affect our business, financial condition and prospects.

Risks Related To Doing Business in the PRC

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock. For example, the PRC government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Furthermore, the PRC government has indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Based on our understanding of currently applicable PRC laws and regulations, we do not believe our offering is subject to review and approval of the CAC or CSRC. It is still uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC,, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an indirect overseas offerings and listings by a domestic company: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offerings or listings in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted; if the issuer submits the application documents for offerings or listings in secret or non-public ways overseas, it may submit an explanation at the time of filing, and the application shall be postponed until the application documents are reported to the CSRC within three business days after the application documents are disclosed overseas.

The Trial Measures, when coming into effect on March 31, 2023, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. We believe that we, our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, to date, none of us, our PRC Subsidiaries, consolidated VIE and its subsidiary have received any filing or compliance requirements from CSRC for the listing of the Company at NYSE American and all of its overseas offerings. Based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for ITP’s continued listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any PRC governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein.

Greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the business of us, the consolidated VIE and its subsidiary and investing in our securities.

On February 15, 2022, the New Measures for Cybersecurity Review (the “New Measures”) became effective The New Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

The Security Assessment Measures for Outbound Data Transfers which was released on May 19, 2022 at the 10th executive meeting of the Cybersecurity Administration of China in 2022, and implemented on September 1, 2022, stipulates that a data processor shall declare security assessment for its outbound data transfer to the CAC at the provincial level: (i) where a data processor provides critical data abroad; (ii) where a CIIO or a data processor processing the personal information of more than one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC for which declaration for security assessment for outbound data transfers is required.

We believe none of us, our PRC Subsidiaries, the consolidated VIE or its subsidiaries is a CIIO, and we believe that, to date, we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to go through cybersecurity review from the CAC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, as of the date of this prospectus supplement, we, our PRC Subsidiaries, consolidated VIE and its subsidiary have not received any notice from any authorities identifying us as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. We, our PRC Subsidiaries, consolidated VIE and its subsidiary have not been required to obtain any approvals or permits from CAC. We believe that the operations of the consolidated VIE and its subsidiary and our listing will not be affected and that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review or network data security review by the CAC, given that: (i) as a company that mainly engages in paper production and distribution, our PRC Subsidiaries, the consolidated VIE and VIE’s subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we, the consolidated VIE and its subsidiary possess personal data of fewer than one million individual clients in the business operations as of the date of this prospectus supplement and do not anticipate that we, the consolidated VIE and its subsidiary will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject us, the consolidated VIE and its subsidiary to the Cybersecurity Review Measures; and (iii) data processed in the business of the consolidated VIE and its subsidiary is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review and network data security review in the future. During such reviews, we, the consolidated VIE and its subsidiary may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect the business, financial conditions, and results of operations of us, the consolidated VIE and its subsidiary.

The occurrence of security breaches and cyber-attacks could negatively impact our business.

Information technology systems are important to our business and operations. We are subject to attempts to compromise our security and information systems, including denial of service attacks, viruses, malicious software or ransomware, and exploitations of system flaws or weaknesses. Error or malfeasance or other irregularities may also result in the failure of our or our third-party service providers’ cybersecurity measures and may give rise to a cybersecurity incident. The techniques used to conduct security breaches and cyber-attacks, as well as the sources and targets of these attacks, change frequently and may not be recognized until launched against us or our third-party service providers. We or our third-party service providers may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. The primary risks that could directly result from the occurrence of security breaches and cyber-attacks include operational interruption, financial losses, personal information leakage and non-compliance. The occurrence of such incidents could negatively impact our business operations and our relationships with customers and employees, and damage our reputation. If we or our third-party service providers are unable to avert security breaches and cyber-attacks, we could incur significantly higher costs, including remediation costs to repair damage caused by the breach, costs to deploy additional personnel and network protection technologies, train employees and engage third-party experts and consultants, as well as litigation costs resulting from the incident. These costs, which could be material, could adversely impact our results of operations in the period in which they are incurred and may not meaningfully limit the success of future attempts to breach our information technology systems.

Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.

We receive and maintain certain personal, financial and other information about our customers in various information systems that we maintain and in those maintained by third-party service providers. Our information technology systems, such as those we use for administrative functions, including human resources, payroll, accounting and internal and external communications, can contain personal, financial or other information of our employees. We also maintain important proprietary and other confidential information related to our operations. As a result, we face risks inherent in handling and protecting information.

If our security and information systems or the security and information systems of third-party service providers are compromised for any reason, including as a result of data corruption or loss, security breach, cyber-attack or other external or internal methods, or if our employees, or service providers fail to comply with laws, regulations and practice standards, and this information is obtained by unauthorized persons, used or disclosed inappropriately or destroyed, it could subject us to litigation and government enforcement actions, cause us to incur substantial costs, liabilities and penalties and/or result in a loss of customer confidence, any and all of which could adversely affect our business, reputation, ability to attract new customers, results of operations and financial condition.

In addition, our business may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On April 13, 2020, twelve Chinese government agencies jointly promulgated the Measures for Cybersecurity Review (2020 version) (“Old Measures”), which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators (“CIIOs”) who intend to procure network products and services that affect or may affect national security shall be subject to a cybersecurity review. On June 10, 2021, the Standing Committee of the National People’s Congress

promulgated the PRC Data Security Law, which took effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Moreover, the CAC issued the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which requires operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the CAC. Furthermore, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, PRC Cybersecurity Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

As these laws, opinions and the measures were recently issued, official guidance and interpretation of these remain unclear in several respects at this time, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws, opinions and the measures. Therefore, it is uncertain whether the future regulatory changes would impose additional restrictions on our business.

We believe that we are currently not be subject to the cybersecurity review by the CAC, given the factors discussed above. However, there remains uncertainty as to how the Revised Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Revised Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Our business operations, financial condition, results of operations and prospects may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the middle of the 20th century and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1978. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, including the paper industry, through regulation and state ownership. Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than three decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm our business.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, the enforcement and performance of our contractual arrangements with our VIE, Dongfang Paper, and its shareholders, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Our major operating entity, Dongfang Paper, conducts its operations in China, and as a result, we are required to comply with PRC laws and regulations. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•        levying fines;

•        revoking Dongfang Paper’s business and other licenses;

•        requiring that we restructure our ownership or operations; and

•        requiring that we discontinue any portion or all of our business.

Among the material laws that we are subject to are the Price Law of The People’s Republic of China, Measurement Law of The People’s Republic of China, Tax Law, Environmental Protection Law, Contract Law, Patent Law, Accounting Laws and Labor Law.

A slowdown, inflation or other adverse developments in the PRC economy may harm our customers and the demand for our services and products.

All of our operations are conducted in the PRC and all of our revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. In 2023, China’s Gross Domestic Product (“GDP”) growth rate was 5.2% as compared to 3.0% in 2022. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business.

Additionally, while the PRC economy experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth.

Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us or any other affiliated company.

We are a holding company and may receive dividends paid by our subsidiaries established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE. In addition, ITP, its subsidiaries, the consolidated VIE and the VIE’s subsidiaries may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and VIE’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

In addition, under the Enterprise Income Tax Law of the PRC, which became effective on January 1, 2008 and its implementation rules, dividends paid to us by our PRC Subsidiaries are subject to withholding tax. The withholding tax on dividends may be exempted or reduced by the PRC State Council. Currently, the withholding tax rate is 10% unless reduced or exempted by treaty between the PRC and the tax residence of the holder of the PRC Subsidiaries.

Furthermore, if our PRC Subsidiaries, consolidated VIE and its subsidiary in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require our PRC Subsidiaries, consolidated VIE and its subsidiary to adjust their taxable income under the contractual arrangements we currently have in place in a manner that would restrict our subsidiaries’ ability to pay dividends and make other distributions to us.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

To date, our PRC Subsidiaries have not paid dividends to us out of their accumulated profits. In the near future, we do not expect to receive dividends from our PRC subsidiaries because the accumulated profits of the PRC Subsidiaries are expected to be used for their own business or expansions.

For the year ended December 31, 2024, the cash flows occurred between IT Tech Packaging, its subsidiaries and the VIE included (i) loans in the total amount of $1,059,480 provided by Dongfang Paper to Baoding Shengde; and (ii) repayment of shareholder loans in the total amount of $727,433 on behalf of IT Tech Packaging Inc. We do not have an established cash management policy that dictates how funds are transferred between us, our PRC Subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

In the future, cash proceeds raised from overseas financing activities may be transferred by ITP to our PRC Subsidiaries and other subsidiaries or the consolidated VIE and its subsidiary via capital contributions or loans, as the case may be. Amounts owed under the VIE Agreements may be returned by Baoding Shengde or the consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to the exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our PRC Subsidiaries, or the consolidated VIE by the PRC government to transfer cash.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

IT Tech Packaging Inc. is a Nevada holding company and conducts all of its business through its operating subsidiaries and the VIE. IT Tech Packaging Inc. relies principally on dividends and other distributions on equity from our PRC Subsidiaries for cash requirements, including for services of any debt IT Tech Packaging Inc. may incur.

Our PRC Subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC Subsidiaries to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. If our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of investors’ investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a significant portion of our revenues in Renminbi. Under our current corporate structure, our Nevada holding company may rely on dividend payments from our PRC Subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our Nevada holding company.

However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

The PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders of our common stock.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds IT Tech Packaging Inc. transfers to its PRC Subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises, or FIEs, in China, capital contributions to our PRC

Subsidiaries are subject to the approval of or report investment information to the MOFCOM or their respective local branches and registration with a local bank authorized by the SAFE. In addition, any foreign loan procured by our PRC Subsidiaries cannot exceed statutory limits and is required to be registered with SAFE or its local branches. Any medium or long-term loan to be provided by IT Tech Packaging Inc. to the VIE must be registered with the National Development and Reform Commission, or NDRC, and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by IT Tech Packaging Inc. to its PRC Subsidiaries. If we fail to complete such registrations, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to fund the establishment of new entities in China by the VIE, to invest in or acquire any other PRC companies through our PRC Subsidiaries, or to establish new consolidated VIE in China, which may adversely affect our business, financial condition and results of operations.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by IT Tech Packaging to its PRC Subsidiaries or with respect to future capital contributions by IT Tech Packaging Inc. to its PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. According to the Bureau of the Fiscal Service, as of March 31, 2025, $1 is converted into 7.1782 Yuan (RMB). As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for Dongfang Paper’s operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm our business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the Renminbi. Thus, if we raise 1,000,000 U.S. dollars and the Renminbi appreciates against the U.S. dollar by 15%, then the proceeds will be worth only RMB6,101,470 as opposed to RMB7,178,200 prior to the appreciation. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced in proportion to the amount the U.S. dollar appreciates. In addition, the depreciation of significant RMB denominated assets could result in a charge to our income statement and a reduction in the dollar value of these assets. Thus, if Dongfang Paper has RMB1,000,000 in assets and Renminbi is depreciated against the U.S. dollar by 15%, then the assets will be valued at $121,140 as opposed to $139,311 prior to the depreciation.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy resulted in an approximately 2.9% appreciation of the Renminbi against the U.S. dollar as of December 31, 2024. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant depreciation of the Renminbi against the U.S. dollar.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

The PRC State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 14, 2014, and its appendixes, that require PRC residents, including PRC institutions and individuals, to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

Because of uncertainty over the interpretation of Circular 37, we cannot assure you that, if challenged by government agencies, the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 37. Moreover, because of uncertainty over how Circular 37 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by such PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 37, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

While the approval and/or other requirements of the CSRC or other PRC governmental authorities are currently not required, they may be required, in connection with our oversea listing under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), which became effective on September 8, 2006 and then was further amended on June 22, 2009. This regulation, among other things, has certain provisions that purport to require offshore SPVs formed for the purpose of listing and controlled by PRC individuals or companies, to obtain the approval of the CSRC prior to listing their securities on an overseas stock exchange.

In addition, the PRC government authorities may strengthen oversight over offerings that are conducted overseas. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by PRC companies. Effective measures, such as promoting the construction of relevant regulatory systems, are to be taken to deal with the risks and incidents of China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The Measures for Cybersecurity Review issued by the CAC on January 4, 2022 also required that, among others, “critical information infrastructure” or internet platform operator holding over one million users’ personal information to apply for a cybersecurity review before any listing at a foreign country. These statements and regulations are recently issued and there remain substantial uncertainties about their interpretation and implementation.

On February 17, 2023, the CSRC released the Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures. and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. For more information about the Trial Measures, see “Risk Factors — Risk Factors Relating to Doing Business in China — The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have become into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless”

We believe that, as of the date of this prospectus supplement, we are not required to obtain any permission from PRC authorities to operate and issue securities to foreign investors, including permissions from the CSRC or CAC. However, there is no guarantee that this will continue to be the case in the future in connection with the listing or continued listing of our securities on NYSE American, or even in the event such permission or approval is required and obtained, the approval could be subsequently revoked or rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or listing outside of China may subject us to sanctions imposed by the PRC regulatory authorities. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our company’s securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to our operations from the CSRC, CAC or any other PRC governmental authorities, and our PRC Subsidiaries and the VIE have obtained all requisite permissions from PRC governmental authorities to operate our business as currently conducted under relevant PRC laws and regulations and no permissions have been denied by governmental authorities.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Among other things, the M&A Rules established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that the anti-monopoly law enforcement authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the State Council that became effective in March 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in the PRC. However, the PRC’s system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. However, the promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. A change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, may affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the foreign invested enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to foreign invested enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC’s accounting laws require that an annual “statutory audit” be performed in accordance with PRC accounting standards and that the books of account of foreign invested enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People’s Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, foreign invested enterprises and wholly foreign-owned enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of foreign invested enterprises.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside of the United States, it may be difficult for you to effect service of legal process, enforce your rights based on U.S. federal securities laws against us and our officers or to enforce U.S. court judgment against us or them in the PRC.

All of our directors and officers reside outside the United States. In addition, our operating company is located in the PRC and substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in

U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by our investors in protecting their interests.

We may be required to broaden the coverage of the mandatory social security insurance programs under the Labor Law of the PRC.

The PRC Labor Law, effective January 1, 2008, requires that employers enroll in the following social security insurance programs and offer certain employer-sponsored premium benefits to eligible employees: (1) retirement endowment, (2) healthcare insurance, (3) unemployment insurance, (4) workers’ compensation insurance, and (5) pregnancy insurance. Of these insurance programs, the retirement endowment fund requires employee withholdings of 4% to 8% of the gross compensation, while the employer’s matching contribution varies from 16% to 20% of such compensation. While the Company is enrolled in the retirement endowment fund and is withholding employees’ portion and the employer’s portion of the endowment contribution, many of the Company’s employees have elected to waive their coverage under these mandatory social security insurance programs in favor of certain other low-cost, local government-sponsored social security insurance programs for residents in non-urban districts. Although we have verified with the local government agencies for the validity of the employee waivers and reasonably believe that we are not required to cover the employees who waived the benefits, the local government may change its policy and ask us to broaden our insurance coverage to those who have specifically waived their rights.

The current tensions in international trade and rising political tensions, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Although the direct impact of the current international trade tensions and political tensions between the United States and China, and any escalation of such tensions, on the paper making industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which became effective on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under the definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. There can be no assurance that our control over our consolidated VIE through contractual arrangements will not be deemed as a foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures for Market Access of Foreign Investment (Negative List), which was approved by the CPC Central Committee and the State Council and issued by the State Development and Reform Commission and the Ministry of Commerce with an effective date of July 30, 2019and renew on January 1, 2022. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our consolidated VIE is considered “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our consolidated VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Any failure by our consolidated VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We, through our wholly foreign-owned enterprise in the PRC, have entered into a series of contractual arrangements with our consolidated VIE and its shareholders. For a description of these contractual arrangements, see “Overview and Corporation History.” If our consolidated VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our consolidated VIE were to refuse to transfer their equity interests in the consolidated VIE to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if there are any disputes or governmental proceedings involving any interest in such shareholders’ equity interests in our VIE, our ability to exercise shareholders’ rights or foreclose the equity interest pledges according to the contractual arrangements may be impaired. If these disputes or proceedings were to impair our control over our VIE, we may not be able to maintain effective control over our business operations in the PRC and thus would not be able to continue to consolidate our VIE’s financial results, which would in turn result in a material adverse effect on our business, operations and financial condition.

In order to comply with PRC regulatory requirements, we operate our businesses through companies with which we have contractual relationships but in which we do not have controlling ownership.

We do not have direct or indirect equity ownership of Dongfang Paper which operates a majority of our business. Although we have entered into contractual arrangements with Dongfang Paper and its individual owners pursuant to which we receive an economic interest in Dongfang Paper, and exert a controlling influence over Dongfang Paper, in a manner substantially similar to a controlling equity interest, these contractual arrangements are not as effective in providing control over Dongfang Paper as direct ownership. For example, Dongfang Paper may be unwilling or unable to perform their contractual obligations under our commercial agreements, including payment of consulting fees under the Exclusive Technical Service and Business Consulting Agreement as they become due. If that were to occur, we would not be able to conduct our operations in the manner currently planned. In addition, we may not succeed in enforcing our rights under the contractual arrangements insofar as our contractual rights and legal remedies under Chinese law may be inadequate. Furthermore, Dongfang Paper may seek to renew their agreements on terms that are disadvantageous to us. If we are unable to renew these agreements on favorable terms when these agreements expire, or to enter into similar agreements with other parties, we will lose control of Dongfang Paper.

Because we rely on the consulting services agreement with Dongfang Paper for essentially all of our revenue and cash flows, any difficulty for Dongfang Paper to pay consulting fees to Baoding Shengde under the consulting agreement may have a material adverse effect on our operations.

We are a holding company and currently conduct business through Dongfang Paper in China. As a result, we rely on payments from the consulting services agreement which forms a part of the contractual arrangements between Baoding Shengde and Dongfang Paper. Since Baoding Shengde is not a legal shareholder of Dongfang Paper under PRC statutes, the arrangement for Dongfang Paper to pay a substantial portion of its net income to Baoding Shengde may be challenged by the PRC government, which could prevent us from receiving required funds or making required payments to some of our service providers.

If the PRC government determines that the contractual agreements constituting part of our VIE structure do not comply with applicable PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our common stock may decline in value.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities. There are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. Although we believe that our corporate structure and contractual arrangements comply with current applicable PRC laws and regulations, in the event that PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our common stock may decline in value or be worthless. Additionally, our common stock may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC Subsidiaries that conduct all or substantially all of our business operations.

The contractual arrangements under a VIE Structure may not be as effective as direct ownership in respect of our relationship with the VIE, and thus, we may incur substantial costs to enforce the terms of the arrangements, which we may not be able to enforce at all.

The contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE.

If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIE refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our relationship with the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on the business, operations and financial condition.

The shareholders of Dongfang Paper may have actual or potential conflicts of interests with us, which may adversely affect our business.

We are not aware of any conflicts between the shareholders of the VIE and IT Tech Packaging. However, the shareholders of Dongfang Paper, the VIE, may have actual or potential conflicts of interest with IT Tech Packaging in the future. These shareholders may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements IT Tech Packaging has with them and the VIE, which would have a material and adverse effect on IT Tech Packaging’ ability to effectively control the VIE and receive economic benefits from them. For example, the shareholders may be able to cause IT Tech’ agreements with the VIE to be performed in a manner adverse to IT Tech Packaging by, among other things, failing to remit payments due under the contractual arrangements to IT Tech Packaging on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of IT Tech Packaging or such conflicts will be resolved in IT Tech Packaging’s favor. Currently, IT Tech Packaging does not have any arrangements to address potential conflicts of interest between these shareholders and IT Tech Packaging. If we cannot resolve any conflict of interest or dispute between IT Tech Packaging and these shareholders, IT Tech Packaging would have to rely on legal proceedings, which could result in disruption of IT Tech Packaging’s business and subject IT Tech Packaging to substantial uncertainty as to the outcome of any such legal proceedings.

Our Chairman, Chief Executive Officer and 5.3% shareholder, Zhenyong Liu, owns 100% of the equity interest in Dongfang Paper. Conflicts of interests between his duties to IT Tech and to Dongfang Paper may arise. We cannot assure you that when conflicts of interest arise, he will act in the best interests of IT Tech or that any conflict of interest will be resolved in our favor. These conflicts may result in management decisions that could negatively affect our operations and potentially result in the loss of opportunities.

We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of its business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with the VIE, the entity holds certain assets that are material to the operation of our business, including permits, domain names and IP rights. If the VIE goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of its business activities, which could adversely affect our business, financial condition and results of operations. Under the contractual arrangements, the VIE may not, in any manner, sell, transfer, mortgage or dispose of its assets or legal or beneficial interests in the business without our prior consent. If the VIE undergoes a voluntary or involuntary liquidation proceeding, the independent third party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could adversely affect our business, financial condition and results of operations.

Our arrangements with Dongfang Paper and its shareholders may be subject to a transfer pricing adjustment by the PRC tax authorities which could have an adverse effect on our income and expenses.

We could face material and adverse tax consequences if the PRC tax authorities determine that our contracts with Dongfang Paper and its shareholders were not entered into based on arm’s length negotiations. If the PRC tax authorities determine that these contracts were not entered into on an arm’s length basis, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIE, which could severely disrupt our business, render us unable to conduct some of our business operations and constrain our growth.

IT Tech Packaging relies on contractual arrangements with the VIE to use, or otherwise benefit from, certain foreign restricted licenses and permits that it needs or may need in the future as its business continues to expand. The contractual arrangements contain terms that specifically obligate the VIE’s shareholders to ensure the valid existence of the VIE and restrict the disposal of material assets of the VIE. However, in the event the VIE’s shareholders breach the terms of these contractual arrangements and voluntarily liquidate the VIE, or the VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or is otherwise disposed of without IT Tech’s consent, IT Tech may be unable to conduct its business operations or otherwise benefit from the assets held by the VIE, which could have an adverse effect on IT Tech’s business, financial condition and results of operations. Furthermore, if the VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIE, thereby hindering IT Tech’s ability to operate its business.

The exercise of our option to purchase part or all of the equity interests in Dongfang Paper under the Call Option Agreement might be subject to approval by the PRC government. Our failure to obtain this approval may impair our ability to substantially control Dongfang Paper and could result in actions by Dongfang Paper that conflict with our interests.

Our Call Option Agreement with Dongfang Paper and its shareholders gives our Chinese subsidiary, Baoding Shengde or its designated entity or natural person, the option to purchase all or part of the equity interests in Dongfang Paper. The option may not be exercised by Baoding Shengde if the exercise would violate any applicable laws and regulations in China or cause any license or permit held by, and necessary for the operation of Dongfang Paper, to be cancelled or invalidated. Under the laws of China, if a foreign entity, through a foreign investment company that it invests in, acquires a domestic related company, China’s regulations regarding mergers and acquisitions may technically apply to the transaction. If these regulations apply, an examination and approval of the transaction by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts would be required. In addition, an appraisal of the equity interest or the assets to be acquired would also be mandatory. Since the scope of business activities (making of cultural paper products) as defined in the business license of Baoding Shengde does not involve the MOFCOM approval and monitoring, we do not believe at this time that an approval or an appraisal is required for Baoding Shengde to exercise its option to acquire Dongfang Paper. In light of the different views on this issue, however, it is possible that the central MOFCOM office in Beijing will issue a standardized opinion imposing the approval and appraisal requirement. If we are not able to purchase the equity of Dongfang Paper, then we will lose a substantial portion of our ability to control Dongfang Paper and our ability to ensure that Dongfang Paper will act in our interests.

Risks Related to Our Common Stock

Our auditor, GGF CPA Limited, the independent registered public accounting firm that issued the audit report incorporated by reference herein, an auditor of companies that are traded publicly in the United States and a China-based accounting firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

However, our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

If we fail to comply with Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of U.S. public companies’ internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. While we have not detected any significant deficiency or material weakness in our internal control and with respect to the assessment of the internal control for the year ended December 31, 2024, we cannot guarantee the implementation of controls and procedures in future years to be without any significant deficiency or material weakness.

If we become directly subject to the scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations. If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend our company. Such investigations or allegations will be costly and time-consuming and distract our management from our business plan and could result in our reputation being harmed and our stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.

Our officers and directors control us through their positions and stock ownership and their interests may differ from other stockholders.

As of March 31, 2025, there were 10,065,920 shares of our common stock issued and outstanding. Mr. Zhenyong Liu, our Chief Executive Officer, beneficially owns approximately 5.3% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mr. Liu’s interests may differ from those of other stockholders. Furthermore, ownership of 5.3% of our common stock by Mr. Liu reduces the public float and liquidity, and may affect the market price, of our common stock as traded on the NYSE American.

We may not pay cash dividends and any return on investment may be limited to the value of our common stock.

We have not declared a dividend since November 2013. Although it is possible that our Board of Directors will resume paying a cash dividend as a regular dividend policy in the coming years, there is no guarantee that any cash dividend will be paid. Should we decide to resume paying a cash dividend, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the NYSE American. Although a trading market has developed for our common stock, there can be no assurance that the trading market for our common stock will be sustained. Failure to maintain a trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may continue to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

Future financings may dilute stockholders or impair our financial condition.

In the future, we may need to raise additional funds through public or private financing, which might include the sale of equity securities. The issuance of equity securities could result in financial and voting dilution to our existing stockholders. The issuance of debt could result in effective subordination of stockholders’ interests to the debt, create the possibility of default, and limit our financial and business alternatives.

RISKS RELATED TO THIS OFFERING

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE American, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

•        maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•        comply with rules and regulations promulgated by the exchange;

•        prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

•        maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

•        involve and retain to a greater degree outside counsel and accountants in the above activities;

•        maintain a comprehensive internal audit function; and

•        maintain an investor relations function.

Future sales of our common stock, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, the issuance and sale by us of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•        actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

•        changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•        failure to meet analysts’ revenue or earnings estimates;

•        speculation in the press or investment community;

•        strategic actions by us or our competitors, such as acquisitions or restructurings;

•        actions by institutional shareholders;

•        fluctuations in the stock price and operating results of our competitors;

•        general market conditions and, in particular, developments related to market conditions for the financial services industry;

•        proposed or adopted regulatory changes or developments;

•        anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•        domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common shares.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Since 2013, we have not paid and do not intend to pay dividends on our common stock. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our common stock since 2013, and we do not intend to pay any dividends on our common stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your shares of common stock after price appreciation, which may never occur, in order to realize a return on your investment.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to (i) timely delivery of securities, (ii) agreement to not issue any shares or securities convertible into shares for a period of 90 days from closing of the offering, subject to certain exceptions and (iii) indemnification for breach of contract.

This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.1 million, after deducting placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

MARKET PRICE AND DIVIDEND POLICY

Our shares of common stock are currently quoted on The NYSE American under the symbol “ITP”. On May 9, 2025, the last reported sales price of our Common Stock on NYSE American was $0.44.

Holders of Record

As of May 9, 2025, we had approximately 13 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of shareholders, this number is not indicative of the total number of shareholders represented by these shareholders of record.

Dividends

Since 2013, we have not declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•        on an actual basis;

•        on a pro forma as adjusted basis to give effect to the issuance and sale of 6,899,500 shares of common stock at the public offering price of $0.20 per share, after deducting placement agent fees and estimated offering expenses payable by us.

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	Actual	Pro Forma
Cash and bank balances	$4,034,428	5,177,735

Total Liabilities	$22,427,150	22,427,150
Shareholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 10,065,920 shares issued and outstanding, actual, 16,965,420 shares issued and outstanding, pro forma, respectively	$10,066	16,965
Additional Paid in Capital	$89,172,771	90,309,178
Statutory earnings reserve	$6,080,574	6,080,574
Accumulated other comprehensive loss	$(12,768,538)	(12,768,538)
Retained earnings	$70,282,107	70,282,107
Total shareholders’ equity	$152,776,980	153,920,287
Total capitalization	$152,776,980	153,920,287

The number of issued and outstanding shares as of March 31, 2025 in the table above excludes, as of such date:

•        3,016,635 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $6.6907 per share (without giving effect to any of the anti-dilution adjustment provisions thereof).

DESCRIPTION OF OUR SECURITIES

We are offering 6,899,500 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our common stock are described below and under the caption “Descriptions of the Securities We May Offer” beginning on page 34 of the accompanying prospectus

General

As of May 9, 2025, our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,065,920 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of NYSE American, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)     have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)    are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)   do not have preemptive, subscription or conversion rights; and

(iv)   are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on The NYSE American under the symbol “ITP.”

PLAN OF DISTRIBUTION

Maxim has agreed to act as our exclusive placement agent in connection with this offering on a reasonable best efforts basis subject to the terms and conditions of the placement agency agreement dated May 13, 2025. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have no authority to bind us. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more sub-placement agents or selected dealers to assist with the offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent an aggregate placement agent fee of $96,593, which represents 7.0% of the aggregate purchase price of the securities sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$0.20	$1,379,900.00
Placement agent fees	$0.014	$96,593.00
Proceeds, before expenses, to us	$0.186	$1,283,307.00

We have agreed to reimburse the placement agent its actual, out-of-pocket expenses, including the reasonable fees and disbursements of its counsel related to the offering, up to an aggregate maximum amount of $50,000.

We estimate that the total expenses of the offering including all expenses to be reimbursed to the placement agent excluding the placement agent’s commissions, will be approximately $140,000.

Lock-Up Agreements

We and each of our executive officers, directors and certain stockholders have agreed, subject to certain exceptions, not to offer, issue, sell contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Maxim.

Right of First Refusal

For a period of six months from the closing of this offering, the Company, or any successor to or any subsidiary of the Company, has granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company or any successor to or any subsidiary of the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six-month period.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the nine-month period following closing of this offering or expiration or termination of our engagement with the placement agent other than termination for cause.

Determination of Offering Price

The public offering price per share we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering price of the shares we are offering include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

The placement agent may facilitate the marketing of this offering online directly or through one of the placement agent’s affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus. In connection with this offering, the placement agent may distribute prospectuses electronically.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The placement agent and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Nevada with respect to the validity of the common stock will be passed upon for us by Fennemore Craig, P.C., Phoenix, Arizona. Certain other legal matters in connection with the offering will be passed upon by Loeb & Loeb LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2024 and 2023 have been audited by GGF CPA Limited, independent registered public accounting firm, as set forth in the report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025;

•        Our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2025;

•        The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on December 11, 2009 (File No. 001-34577), including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain a copy of these filings, without charge, by writing or calling us at:

IT Tech Packaging, Inc.

Science Park, Juli Road
Xushui District, Baoding City
Hebei Province, People’s Republic of China
Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The following is a summary of the relevant provisions in our articles of incorporation, bylaws and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in the Nevada Revised Statutes and such documents.

Indemnification.    Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability.    Our articles of incorporation limit the liability of our directors and officers under certain circumstances. Our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the SEC. You may read any reports, statements or other information on file at the SEC’s web site at http://www.sec.gov.

Prospectus

IT TECH PACKAGING, INC.

$100,000,000
Common Stock
Debt Securities
Warrants
Subscription Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, subscription rights or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NYSE AMERICAN under the symbol “ITP.” Each prospectus supplement will contain information, where applicable, as to our listing on The NYSE AMERICAN or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of March 31, 2023, the last reported sale price for our common stock was $0.38 per share. As of that date, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was approximately $3.51 million based on 10,065,920 shares of our outstanding shares of common stock, of which approximately 9,231,551 shares were held by non-affiliates. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risks. Please carefully consider the “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, the “Risk Factors” beginning on page 18 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities and consider the following:

IT Tech Packaging, Inc. (“ITP”) is a Nevada holding company with operations primarily conducted by our subsidiaries and through contractual arrangements with Hebei Baoding Dongfang Paper Milling Company Limited, a People’s Republic of China company (“Dongfang Paper”), the variable interest entity, or VIE, based in China. ITP operated its business in China through its wholly-owned PRC subsidiaries, namely Baoding Shengde Paper Co., Ltd., a People’s Republic of China company (“Baoding Shengde”) and QianrongQianhui Hebei Technology Co., Ltd., a People’s Republic of China company (“Qianrong”) (together with Baoding Shengde, the “PRC Subsidiaries”), and Dongfang Paper, which we refer to as the VIE in this prospectus, and rely on contractual arrangements (the “VIE Agreements”) that establish the VIE structure among Baoding Shengde, the VIE and VIE’s shareholders to operate our business in China.

ITP is a Nevada holding company with no operations of its own. Operations in China are primarily conducted through Dongfeng Paper, the consolidated VIE. Dongfang Paper is consolidated for accounting purposes but is not an entity in which you own equity.

Our common stock offered in this prospectus are shares of our Nevada holding company. As a holding company with no material operations of our own, we conduct our operations through the VIE established in the PRC. We do not have any equity ownership of the VIE; instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, and we consolidate the VIE for accounting purposes only because we met the conditions under the U.S. GAAP to consolidate the VIE. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the Chinese operating companies. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of its total annual net profits to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. As such, under the U.S. GAAP, ITP is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE.

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shende, the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the paper making industry, ITP is unable to own any equity interest in the consolidated VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. For a description of our corporate structure and the contractual arrangements, see pages from 4 to 7 of this prospectus. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

We have evaluated the guidance in FASB ASC 810 and determined that the Baoding Shengde is the primary beneficiary of the VIE that is party to the relevant VIE Agreements for accounting purposes, because, pursuant to the VIE Agreements, shareholders of the VIE lack the right to receive any expected residual returns from the VIE, shareholders of the VIE lack the ability to make decisions about the activities of the VIE that have a significant effect on their operation and substantially all of the VIE’s businesses are conducted on behalf of ITP or its subsidiaries. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and, ultimately, ITP. ITP has indirect ownership in 100% of the equity in Baoding Shengde. Accordingly, under U.S. GAAP, we treat the VIE as a consolidated affiliated entity and have consolidated its financial results in our financial statements. As used in this prospectus, “we,” “ITP,” “us,” “our company” and “our” refers to ITP and its subsidiaries, and, in the context of describing the operations and consolidated financial information, “we, the consolidated VIE and its subsidiary”.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that these regulatory actions or statements impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. But because these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on the consolidated VIE’s daily business operations or ITP’s ability to accept foreign investments and remain listed on the NYSE American.

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act (“HFCAA”), if the PCAOB is unable to adequately inspect audit documentation located in China, or investigate our auditor. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, WWC, P.C., Certified Public Accountants, is a U.S.-based accounting firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB in the future may determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. Our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

ITP is a holding company with no operations of its own. It conducts business operations in China primarily through its PRC subsidiary, Baoding Shengde, the consolidated VIE and its subsidiary. Although other means are available for ITP to obtain financing at the holding company level, ITP may receive and be dependent upon dividends and other distributions on equity paid by its PRC Subsidiaries and other subsidiaries for its cash and financing requirements, and Baoding Shengde’s income in turn depends on the service fees paid by the consolidated VIE and its subsidiary. In addition, ITP, its subsidiaries, the consolidated VIE and its subsidiary may also transfer cash to each other as part of the group cash management. If any of its subsidiaries, the consolidated VIE and its subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. As of the date of this prospectus, none of our PRC Subsidiaries and other subsidiaries has made any dividends or other distributions to ITP, and we have not declared or paid any dividends on our common stock other than the four quarterly cash dividends declared and paid to our U.S. investors in April 2012 and November 2013. For the year ended December 31, 2022, the cash flows between ITP, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. In the future, cash proceeds raised from overseas financing activities, including the offering of securities under this prospectus and any related prospectus supplement, may be transferred by ITP to its PRC Subsidiaries and other subsidiaries or the consolidated VIE and its subsidiary via capital contributions or loans, as the case may be. Amounts owed under the VIE Agreements may be returned by Baoding Shengde or the consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash. We do not have an established cash management policy that dictates how funds are transferred between us, our subsidiaries, the consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements. Beginning on page 10, please see the condensed consolidating schedules that disaggregates the operations and depicts the financial position, cash flows and results of operating for each of ITP, its subsidiaries, non-VIE subsidiaries, the VIE and its subsidiaries that are consolidated.

In addition, the Enterprise Income Tax Law and its implementation rules of the PRC provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Current PRC regulations permit the PRC Subsidiaries to pay dividends to its shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Each of the PRC Subsidiaries is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. For a more detailed discussion of the cash transfers as well as limitations on the transfer of cash please see “Distributions and Other Transfers of Cash through our Organization,” on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 14, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

As used in this prospectus, “we,” “ITP,” “us,” “our company” and “our” refers to ITP and its subsidiaries, and, in the context of describing the operations and consolidated financial information, “we, the consolidated VIE and its subsidiary”.

ii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC on March 24, 2023, or any updates in our Quarterly Reports on Form 10-Q. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China, Attn: Secretary of the Company.

IT Tech Packaging, Inc. (“ITP”) is a Nevada holding company with operations primarily conducted by our subsidiaries and through contractual arrangements with Hebei Baoding Dongfang Paper Milling Company Limited, a People’s Republic of China company (“Dongfang Paper”), the variable interest entity, or VIE, based in China. ITP operated its business in China through its wholly-owned PRC subsidiaries, namely Baoding Shengde Paper Co., Ltd., a People’s Republic of China company (“Baoding Shengde”) and QianrongQianhui Hebei Technology Co., Ltd., a People’s Republic of China company (“Qianrong”) (together with Baoding Shengde, the “PRC Subsidiaries”), and Dongfang Paper, which we refer to as the VIE in this prospectus, and rely on contractual arrangements (the “VIE Agreements”) that establish the VIE structure among Baoding Shengde, the VIE and VIE’s shareholders to operate our business in China. ITP is a holding company with no operations of its own. It conducts business operations in China primarily through Dongfeng Paper and the VIE. Dongfang Paper is consolidated for accounting purposes but is not an entity in which you own equity.

Our common stock offered in this prospectus are shares of our Nevada holding company. As a holding company with no material operations of our own, we conduct our operations through the VIE established in the PRC. We do not have any equity ownership of the VIE, instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, and we consolidate the VIE for accounting purposes only because we met the conditions under the U.S. GAAP to consolidate the VIE. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the Chinese operating companies. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of its total annual net profits to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. As such, under the U.S. GAAP, ITP is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE.

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shende, the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the paper making industry, ITP is unable to own any equity interest in the consolidated VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

The diagram below illustrates our corporate structure and contractual arrangements with respect to each of our subsidiaries and consolidated VIE and the place of incorporation of each named entity as of December 31, 2022.

For a description of our corporate structure and contractual arrangements in more detail, see pages from 4 to 7 of this prospectus.

THE OFFERING

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•        common stock;

•        debt securities, in one or more series;

•        warrants to purchase any of the securities listed above;

•        subscription rights; and/or

•        units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

OUR COMPANY

General

We were incorporated in the State of Nevada in 2005. We, through VIE arrangements among Baoding Shengde, the consolidated VIE and VIE’s shareholders, engage in production and distribution of various categories of paper products consisting of corrugating medium paper, offset printing paper and tissue paper products and medical face masks. Our principal executive offices are located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www. itpackaging.cn.

We are a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Our Corporate Structure and Contractual Arrangements

The diagram below illustrates our corporate structure and contractual arrangements with respect to each of our subsidiaries and consolidated VIE and the place of incorporation of each named entity as of December 31, 2022.

Investors in an offering of our securities under this prospectus will purchase their equity interests directly in ITP, the Nevada entity. As a result, you are not directly investing in and may never hold equity interests in any of the consolidated VIE and its subsidiary in China. Our subsidiaries and the VIE in which our operations are conducted include:

•        Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) is a PRC entity that is 100% indirectly owned by ITP. Baoding Shengde has entered into VIE agreements with the VIE identified below.

•        Each of the following, which are PRC companies that are consolidated with ITP:

1.      Hebei Baoding Dongfang Paper Milling Co., Ltd. (“Dongfang Paper”) is a PRC entity that entered into VIE Agreements with Baoding Shengde; Dongfang Paper is the VIE.

2.      Hebei Tengsheng Paper Co., Ltd. (“Tengsheng”) is a PRC entity that is 100% owned by Dongfang Paper.

•        QianrongQian Hui Hebei Technology Co., Ltd. (“Qianrong”) is a PRC entity, incorporated on July 15, 2021, that is 100% indirectly owned by ITP.

•        Shengde Holdings Inc., a Nevada company and our wholly-owned U.S. subsidiary, and Dongfang Zhiye Holding Limited, a British Virgin Islands company, are subsidiaries outside of China. Dongfang Zhiye Holding Limited has been inactive since 2010.

VIE Contractual Arrangements

As a result of the prohibitions on direct investments by foreign enterprises in certain aspects of paper making industry in China, we conduct our production and distribution of paper products and medical face masks in China primarily through a series of VIE Agreements among Baoding Shengde, the VIE and the VIE’s shareholders. Substantially all of the VIE’s operations are conducted in China in the paper making industry, over which the Chinese government exercises significant oversight and discretion. Due to PRC legal restrictions on foreign ownership in the certain aspects of paper making industry in China, ITP is unable to own any equity interest in the consolidated VIE. Pursuant to the VIE Agreements, the VIE pays service fees equal to 80% of Dongfang Paper’s total annual net profits to WFOE, while WFOE has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and ultimately, ITP. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws restrict direct foreign investment in certain aspects of the paper making industry in which the VIE operates. The securities offered in this prospectus are securities of ITP. As a result, you are not directly investing in and may never hold equity interests in the VIE in China. The VIE structure involves unique risks to investors. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE as would direct equity ownership. We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the consolidated VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the contractual arrangements with the consolidated VIE. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in the operations of us, the consolidated VIE and the value of ITP’s securities could decline or become worthless. For a description of our corporate structure and the contractual arrangements, see pages from 4 to 7 of this prospectus. See also a detailed discussion of the risks facing ITP and the offering as a result of the VIE structure beginning on page 18 of this prospectus.

The VIE Agreements that are in place consist of:

(i)     Exclusive Technical Service and Business Consulting Agreement

The exclusive technical service and business consulting agreement, entered into by and between Baoding Shengde and Dongfang Paper, provides that Baoding Shengde shall provide exclusive technical, business and management consulting services to Dongfang Paper, in exchange for service fees including a fee equivalent to 80% of Dongfang Paper’s total annual net profits. The agreement is terminable upon mutual written agreement.

(ii)    Call Option Agreement

The call option agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the shareholders of Dongfang Paper irrevocably grant to Baoding Shengde an option to purchase all or part of each shareholder’s equity interest in Dongfang Paper. The exercise price for the options shall be 1RMB yuan for each of the shareholders’ equity interests, or if at any time there are PRC laws regulating the minimum exercise price of such options, then to the extent permitted under PRC Law. The call option agreement contains covenants from Dongfang Paper and its shareholders that they will refrain from taking certain actions without Baoding Shengde’s consent that would materially affect Dongfang Paper’s operations and asset value, including (i) supplementing or amending its articles of association or bylaws, (ii) changing Dongfang Paper’s registered capital or shareholding structure, (iii) selling, transferring, mortgaging or disposing of any interests in Dongfang Paper’s assets or income, or encumbering Dongfang Paper’s assets or income in a way that would approve a security interest on such assets, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract or urging Dongfang Paper management to dispose of any Dongfang Paper assets, unless it is within the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) appointing or removing any management personnel or directors that can be changed upon Dongfang Paper shareholder approval; (viii) declaring or distributing any dividends to the stockholders. The agreement remains effective until Baoding Shengde or its designees have acquired 100% of the equity interests of Dongfang Paper underlying the options.

(iii)   Share Pledge Agreement

The share pledge agreement entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders will pledge all of their equity interests in Dongfang Paper to Baoding Shengde as security for their obligations under the other management agreements described in this section. Specifically, Baoding Shengde is entitled to dispose of the pledged equity interests in the event that the Dongfang Paper shareholders or Dongfang Paper fails to pay the service fees to Baoding Shengde pursuant to the exclusive technical service and business consulting agreement or fails to perform their other obligations under the other management agreement. The agreement contains covenants from Dongfang Paper’s shareholders that they will refrain from taking certain actions without Baoding Shengde’s prior written consent, such as transferring or assigning their equity interests, or creating or permitting the creation of any pledges which may have an adverse effect on the rights or benefits of Baoding Shengde under the agreement. The Dongfang Paper shareholders also promise to comply with the laws and regulations relevant to the pledges under the agreement and to facilitate in good faith the protection of the ability of Baoding Shengde to exercise its rights under the agreement. The terms of the share pledge agreement remains in effect until all the obligations under the other management agreements have been fulfilled, whether or not the terms of the other management agreements have expired.

(iv)   Proxy Agreement

The proxy agreement, entered into by and between Baoding Shengde, Dongfang Paper and the shareholders of Dongfang Paper, provides that the Dongfang Paper shareholders shall irrevocably entrust a designee of Baoding Shengde with such shareholder’s voting rights and the right to represent such shareholder to exercise his or her rights at any shareholder’s meeting of Dongfang Paper or with respect to any shareholder action to be taken in accordance with the laws and Dongfang Paper’s Articles of Association. The terms of the agreement are binding on the parties for as long as the Dongfang Paper shareholders continue to hold any equity interest in Dongfang Paper. An Dongfang Paper shareholder will cease to be a party to the agreement once it transfers its equity interests with the prior approval of Baoding Shengde.

ITP has relied, and expects to continue to rely on the VIE Agreements with the consolidated VIE and its subsidiary to operate its business in China. The VIE Agreements may not be as effective in providing operational control as direct equity ownership, or other direct investment in, the VIE. If ITP had direct ownership of the VIE and its subsidiaries, ITP would be able to exercise rights as a shareholder to effect changes in the board of directors of the VIE and its subsidiaries, which could affect changes, subject to any applicable fiduciary duties, at the management level. As a legal matter, if the consolidated VIE or any of its shareholders fails to perform its or his or her respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce such arrangements. We may also rely on legal remedies under PRC, including seeking specific performance or injunctive relief, and claiming damages, but these remedies may not be effective. For example, if the shareholders of the consolidated VIE were to refuse to transfer their equity interest in such VIE to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, we may not be able to renew these contracts with the consolidated VIE and/or its shareholders. If the consolidated VIE or its shareholders fail to perform the obligations secured by the pledges under the share pledge agreements, one of the remedies for default is to require the pledgors to sell the equity interests of VIE in an auction or sale of the shares and remit the proceeds to Baoding Shengde, net of all related taxes and expenses. Such an auction or sale of the shares may not result in our receipt of the full value of the equity interests or the business of the consolidated VIE. In addition, these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC may not be as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system and jurisdictional limits could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to be the primary beneficiary of the consolidated VIE for consolidation purpose under U.S. GAAP, and our ability to consolidate the VIE would be materially adversely affected, which would have a material adverse effect on our financial condition and results of operations.

If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Based on our understanding of the current PRC laws, we believe that (i) the ownership structure of the consolidated VIE and its subsidiary will not result in any violation of PRC laws currently in effect; and (ii) the VIE Agreements are valid, binding and enforceable, and will not result in any violation of PRC laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC laws, and there can be no assurance that the PRC government will ultimately take the view that is consistent with our belief above. Although we believe that our corporate structure and VIE Agreements comply with the current applicable PRC laws and regulations, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, or other authorities that regulate paper products manufacturers and distributors and other participants in the industry, would agree that our corporate structure or any of the above VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. As of the date of this prospectus, the VIE Agreements have not been reviewed in a court of law.

Permissions Required from the PRC Authorities for Our Operations and Listing

As a result of the prohibitions on direct investments by foreign enterprises, we conduct our business in China primarily through a series of VIE Agreements among Baoding Shengde, the consolidated VIE and the VIE’s shareholders. Based on our understanding of the current PRC laws, as of the date of this prospectus, we believe that none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary is required to obtain any permissions or approvals from any PRC regulatory authorities, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), regarding the VIE arrangements between Baoding Shengde, the VIE and the shareholders of VIE, listing in the U.S. and issuing our securities to foreign investors. To date, we, Baoding Shengde and the consolidated VIE have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements among Baoding Shengde, the VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors. If our ownership structure and contractual arrangements are later found to be in violation of any existing or future PRC laws or regulations, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures. For more detailed information, see “Risk Factors — All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and their subsidiaries do not comply with applicable PRC laws and regulations, we, the consolidated VIE and their subsidiaries could be subject to severe penalties and our securities may decline in value or become worthless.” If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde and the consolidated VIE may need to adjust the ownership structure, contractual arrangements and business operations, which may materially and adversely affect the business and results of operation.

Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, we, our PRC Subsidiaries and the consolidated VIE and its subsidiary, as PRC domestic entities, hold the requisite licenses and certificates to conduct our business in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business in the future. If the consolidated VIE and its subsidiary fail to receive or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures. For more detailed information, see “Risk Factors — All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and their subsidiaries could be subject to severe penalties and our securities may decline in value or become worthless.” If the applicable laws, regulations, or interpretations change, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business and services in the future and may not be able to maintain the growth rate, and their business may be materially and adversely affected as a result. If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde, the consolidated VIE may need to adjust the business operations, which may materially and adversely affect the business and results of operation.

According to the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which was released by CSRC on February 17, 2023 and became effect on March 31, 2023, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination.

The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295).

The Security Assessment Measures for Outbound Data Transfers which was released on May 19, 2022 at the 10th executive meeting of the Cybersecurity Administration of China in 2022, and has been implemented on September 1, 2022, stipulates that a data processor shall declare security assessment for its outbound data transfer to the Cyberspace Administration of China (“CAC”) at the provincial level: (i) where a data processor provides critical data abroad; (ii) where a critical information infrastructure operator (“CIIO”) or a data processor processing the personal information of more than one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC for which declaration for security assessment for outbound data transfers is required.

Based on our understanding of the current PRC laws, as of the date of this prospectus, we, as a listed company, believe that we, our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures, obtain approvals or go through cybersecurity review from the CSRC and/or the CAC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, as of the date of this prospectus, none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary have received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings; none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary have received any notice from any authorities identifying us as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC; nor have been required to obtain any approvals or permits from CAC.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission of information or criminal offense. We have taken measures to adopt management systems for the compliance with the Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

If we issue the securities to be listed overseas on the same overseas markets, we shall file with the CSRC within three working days of the completion of issuance in the future. Any failure of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary to fully comply with new regulatory requirements for any future offshore offering or listing may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. For more detailed information, see “Risk Factors — The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.” and “Risk Factors — Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our the business of us, the consolidated VIE and its subsidiary and investing in our securities.”

VIE Financial Information

We conduct substantially all of our business in China through Dongfang Paper, or the consolidated VIE, due to PRC legal restrictions of foreign ownership in certain aspects of paper making industry. Substantially all of ITP’s revenues, costs and net income in China are directly or indirectly generated through Dongfang Paper, or the consolidated VIE.

Total assets and liabilities presented on ITP’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the VIE As of December 31, 2022, our variable interest entity accounted for an aggregate of 88.54% and 72.59% of our total assets and total liabilities. As of December 31, 2021, our variable interest entity accounted for an aggregate of 84.13% and 69.51% of our total assets and total liabilities. As of December 31, 2022 and 2021, $7,612,294 and $2,058,841 of cash and cash equivalents were denominated in RMB, respectively.

ITP and its directly wholly-owned subsidiary, Shengde Holding Inc., do not have any substantial assets or liabilities or result of operations.

Please see below the condensed consolidating schedules that disaggregates the operations and depicts the financial position, cash flows and results of operating for each of ITP, Baoding Sheng, the VIE and its subsidiaries that are consolidated from page 10 of this prospectus. Please also see discussion on page 6 under the title of “Consolidation” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus.

Segment Reporting

Since March 10, 2010, Baoding Shengde started its operations and thereafter the Company manages its operations through two business operating segments: Dongfang Paper, which produces offset printing paper and corrugating medium paper, and Baoding Shengde, which produces digital photo paper. They are managed separately because each business requires different technology and marketing strategies.

The Company evaluates performance of its operating segments based on net income. Administrative functions such as finance, treasury, and information systems are centralized. However, where applicable, portions of the administrative function expenses are allocated between the operating segments based on gross revenue generated. The operating segments do share facilities in Xushui County, Baoding City, Hebei Province, China. All sales were sold to customers located in the PRC.

Summarized financial information for the reportable segments is as follows:

	Year Ended December 31, 2022
	Dongfang Paper	Tengsheng Paper	Baoding Shengde	Not Attributable to Segments	Elimination of Inter-segment	Enterprise- wide, consolidated
Revenues	$98,725,408	1,369,206	257,820	—	—	100,352,434
Gross profit	7,629,761	(2,942,893)	67,328	—	—	4,754,196
Depreciation and amortization	4,782,157	8,349,374	1,656,505	—	—	14,788,036
Interest income	12,820	1,209	8,684	1,551	—	24,264
Interest expense	653,525	54,180	320,246	—	—	1,027,951
Income tax expense (benefit)	3,054,208	7,062,139	1,579,930	15,062	—	11,711,339
Net income (loss)	780,465	(17,162,887)	(1,100,286)	880,406	30,994	(16,571,308)
	Year Ended December 31, 2021
	Dongfang Paper	Tengsheng Paper	Baoding Shengde	Not Attributable to Segments	Elimination of Inter-segment	Enterprise- wide, consolidated
Revenues	$151,574,318	8,765,380	5,878,568	—	—	160,881,720
Gross profit	12,138,849	(1,255,190)	133,900	—	—	11,017,559
Depreciation and amortization	5,213,598	8,408,713	1,736,141	—	—	15,358,452
Interest income	24,732	1,703	12,331	—	—	38,766
Interest expense	717,265	71,798	335,639	—	—	1,124,702
Income tax expense (benefit)	2,348,694	3,197,629	(14,086)	—	—	5,546,954
Net income (loss)	6,744,417	(10,620,350)	(322,525)	—	—	905,535
	As of December 31, 2022
	Dongfang Paper	Tengsheng Paper	Baoding Shengde	Not Attributable to Segments	Elimination of Inter-segment	Enterprise- wide, consolidated
Total assets	$63,365,986	117,645,828	17,945,969	5,489,450	—	204,447,233
	As of December 31, 2021
	Dongfang Paper	Tengsheng Paper	Baoding Shengde	Not Attributable to Segments	Elimination of Inter-segment	Enterprise- wide, consolidated
Total assets	$109,369,166	93,841,874	29,181,392	9,142,770	—	241,535,202

Distributions and Other Transfers of Cash through our Organization

We are a holding company, although other means are available for us to obtain financing at the holding company level, we may receive dividends and other distributions on equity paid by our subsidiary established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE and its subsidiary. ITP, its subsidiaries, the consolidated VIE and its subsidiary may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and its subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries in China to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

In addition, under the Enterprise Income Tax Law of the PRC, which became effective on January 1, 2008 and its implementation rules, dividends paid to us by our PRC Subsidiaries are subject to withholding tax. The withholding tax on dividends may be exempted or reduced by the PRC State Council. Currently, the withholding tax rate is 10% unless reduced or exempted by treaty between the PRC and the tax residence of the holder of the PRC Subsidiaries.

Furthermore, if our PRC Subsidiaries, consolidated VIE and its subsidiary in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the VIE Agreements we currently have in place in a manner that would restrict our subsidiaries’ ability to pay dividends and make other distributions to us.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this prospectus, none of our PRC Subsidiaries and other subsidiaries has made any dividends or other distributions to ITP, and we have not declared or paid any dividends on our common stock other the four quarterly cash dividends declared and paid by ITP to its U.S. investors in April 2012 and November 2013. In the near future, we do not expect to receive dividends from our PRC Subsidiaries because the accumulated profits of these PRC Subsidiaries are expected to be used for their own business or expansions. If we are unable to extract the earnings and profits of the consolidated VIE and its subsidiaries, it could have a material adverse effect on our liquidity and financial condition.

For the year ended December 31, 2022, the cash flows between IT Tech Packaging, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. Please see the condensed consolidating schedules appearing above and our consolidated financial statements contained in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus. We do not have an established cash management policy that dictates how funds are transferred between us, our subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

In the future, cash proceeds raised from overseas financing activities, including the offering of securities by this prospectus and any related prospectus supplement, may be transferred by ITP to our subsidiaries or the consolidated VIE and its subsidiary via capital contribution or loans. Those amounts owed under the VIE agreements may be returned by our subsidiaries or consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE and its subsidiary by the PRC government to transfer cash.

The Holding Foreign Companies Accountable Act (“HFCAA”)

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act (“HFCAA”), if the PCAOB is unable to adequately inspect audit documentation located in China, or investigate our auditor. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, WWC, P.C., Certified Public Accountants, is a U.S.-based accounting firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB in the future may determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. Our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

Our Products

Corrugating medium paper

Corrugating medium paper, or CMP is used in the manufacturing of cardboard. Since the launch of our Paper Machine (“PM6”) production line in December 2011, corrugating medium paper has become a major product of the Company. For the year ended December 31, 2022, corrugating medium paper comprised approximately 99.42% of our total paper production quantities and roughly 98.38% of our total revenue. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugating Cardboard or “OCC,” as it is commonly referred to in the United States) and certain supplementary agents. In January 2013, we suspended the operation of our PM1 production line for renovation, which was then used to produce corrugating medium paper. In May 2014, we launched the commercial production of a renovated PM1 production line. The renovated PM1 production line produces light-weight corrugating medium paper with a specification of 40 to 80 grams per square meter (“g/s/m”). PM1’s light-weight corrugating medium paper products have a wide range of commercial applications. For example, such products can be used as a construction material for wall and floor insulation or to manufacture moisture-proof packaging materials for the transportation of books and magazines by the publishing industry. It can also be used as corrugating medium to make corrugating cardboard for packaging that requires light-weight boxes. The manufacturing process of light-weight corrugating medium paper is similar to that of the regular corrugating medium paper and also uses recycled paper board as a major source of raw material. We now have two corrugating medium paper production lines, PM6 and PM1. We refer to products produced from the PM6 production line as Regular CMP and products produced from the PM1 production line as Light-Weight CMP.

Offset printing paper

Offset printing paper is used for offset printing in the publishing industry. Revenue from offset printing paper was $nil for the year ended December 31, 2022. Raw materials used in making offset printing paper include recycled white scrap paper, fluorescent whitening agent and sizing agent. We currently have two production lines, PM2 and PM3, for the production of offset printing paper.

Tissue paper products

We began the commercial production of tissue paper products in Wei County Industry Park in June 2015. We process base tissue paper purchased from long-term cooperative third party and produce finished tissue paper products, including toilet paper, boxed and soft-packed tissues, handkerchief tissues and paper napkins, as well as bathroom and kitchen paper towels that are marketed and sold under the Dongfang Paper brand. In December 2018 and November 2019, we completed the construction, installation and test of operation of PM8 and PM9, respectively, and commercially launched tissue paper production of PM8 and PM9 at such time. On May 5, 2020, the Company announced it planned the commercial launch of a new tissue paper production line PM10 and the Company signed an agreement to purchase paper machine with a paper machine supplier. The Company expected the new tissue paper production line to be launched after the completion of trial run. However, the machine supplier was delayed because of the pandemic. We have been following up with the provider but do not yet have an indication of when we will receive the machine. Tissue paper products comprised approximately 0.58% of our total paper production quantities and approximately 1.36% of our total sales revenue for the year ended December 31, 2022.

Face Masks

On April 29, 2020, we launched a production line of non-medical single-use face masks, following the completion of raw materials preparation, trial run of the equipment and the sample products inspection. In May 2021, the Company obtained the license for its new single-use surgical masks from local food and drug administration in Hebei province, and began commercial production in November 2021. Revenue generated from selling face masks were $257,820 for the year ended December 31, 2022. We sold 5,625 thousand pieces of face masks in 2022.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Raw Materials and Principal Suppliers

The supplies used in our production processes are comprised mainly of recycled paper board and unprinted recycled white scrap paper, both of which are ready-to-use items and available from multiple domestic and foreign sources. We currently purchase all of our recycled paper supplies from some domestic recycling stations and do not rely on imported recycled paper. We also purchase coal, natural gas and chemical agents from nearby suppliers. Ongoing inflationary pressures and higher demand for recycled paper could lead to an increase in our costs of raw materials and production, which we may or may not be able to pass to our customers. We sign annual raw materials supplier contracts with our suppliers. Although we have contracts with our suppliers, these contracts do not lock-in the purchase price of our raw materials or provide hedge against the fluctuation in the market price of these raw materials.

Competition

Our main competitors are: Chenming Paper Group Limited (“Chenming”), Huatai Group Limited, Nine Dragons Paper (Holdings) Limited (“ND Paper”) and Sun Paper Group Limited. A number of our competitors are public entities with larger capacities, broader customer bases and greater financial resources than those available to us. With the exceptions of Chenming and ND Paper, which may compete directly with us in the offset printing paper market and the corrugating medium paper market, respectively, in the Beijing/Tianjin/greater Hebei regions, we believe that we face only indirect competition from the aforesaid companies, either because we have a different product assortment from these companies, or because, to the extent they do offer products similar to ours, the transportation costs and storage costs make it difficult for these companies to compete effectively with us on pricing.

Recent Developments

March 2021 Public Offering

On March 1, 2021, the Company offered and sold to the public investors an aggregate of 29,277,866 shares of common stock and 14,638,933 warrants to purchase up to 14,638,933 shares of common stock in a firm commitment underwritten public offering for gross proceeds of approximately $21.9 million. The purchase price for each share of common stock and accompanying warrant sold in the offering was $0.75. The warrants are exercisable commencing on March 1, 2021 at an exercise price of $0.75 and will expire on March 1, 2026. In the event of a stock split, stock dividend, combination, subsequent right offering or reclassification of the outstanding shares of Common Stock, the exercise price and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted. The Company intends to use the net proceeds from the offering for general corporate and working capital purposes.

January 2021 Public Offering

On January 20, 2021, the Company offered and sold to certain institutional investors an aggregate of 26,181,818 shares of common stock and 26,181,818 warrants to purchase up to 26,181,818 shares of common stock in a best-efforts public offering for gross proceeds of approximately $14.4 million. The purchase price for each share of common stock and the corresponding warrant sold in the offering was $0.55. The warrants are exercisable commencing on January 20, 2021 at an exercise price of $0.55 and will expire on January 20, 2026. In the event of a stock split, stock dividend, combination, subsequent right offering or reclassification of the outstanding shares of Common Stock, the exercise price and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted. The Company intends to use the net proceeds from the offering for general corporate and working capital purposes.

Cogenerating Project

In November 2020, we completed inviting bids for the 75 tonne per hour biomass boiler procurement for our biomass cogeneration project. Multiple well-known enterprises in the biomass industry participated in tendering opening bids. In February 2021, we completed evaluation on the bidding proposals and announced that Tai Shan Group Co., Ltd., a top manufacturer in the biomass industry in China, has won the bid. Installation of the boilers is expected to commence in the near future. We expect to participate in the bidding process for urban central heating projects.

Tissue Paper Production Line

In July 2021, The Company announced that the Company’s tissue paper research and development center has received a Level B scale-above Certification as an industrial R&D enterprise institution in Hebei province after on-site inspection by regulators. The Company has also been granted twelve new utility patent certificates on paper manufacturing related equipment issued by the State Intellectual Property Office, including equipment testing, screening and filtering, and mixing.

Employees

As of December 31, 2022, we have approximately 380 full time employees. The Company provides private insurance coverage for any workplace accident or injury for all the operators of paper milling machinery in the workshops. These employees are organized into a labor union under the labor laws of the PRC and have collective bargain power against us. We generally maintain good relations with our employees and the labor union.

Summary of Risks

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our consolidated business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to the events or circumstances listed below which are discussed in more detail under headings corresponding to such matters in the locations indicated:

•        All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and its subsidiary could be subject to severe penalties and our securities may decline in value or become worthless (see discussion on page 18 of this prospectus).

•        We rely on the VIE Agreements with the consolidated VIE and its shareholders for our China operations, which may not be as effective in providing operational control as would direct ownership (see discussion on page 19 of this prospectus).

•        Dongfang Paper shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition (see discussion on page 20 of this prospectus).

•        If the PRC government deems that the contractual arrangements in relation to our consolidated VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see discussion on page 20 of this prospectus).

•        Uncertainties with respect to the PRC legal system could harm us (see discussion on pages 21 – 24 of this prospectus).

•        The PRC government exerts substantial influence over the manner in which we, the consolidated VIE and its subsidiary conduct business activities. The PRC government may also intervene or influence the operations of us, the consolidated VIE and its subsidiary at any time, which could result in a material change in the operations and our securities could decline in value or become worthless (see discussion on pages 24 of this prospectus).

•        The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see discussion on pages 25 – 27 of this prospectus).

•        Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the business of us, the consolidated VIE and its subsidiary and investing in our securities (see discussion on pages 27 of this prospectus).

•        Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the COVID-19 outbreak (see discussion on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus).

•        It may be difficult for overseas regulators to conduct investigation or collect evidence within China (see discussion on page 37 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, which is incorporated by reference into this prospectus).

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States (see discussion on page 28 of this prospectus).

•        Our common stock may be delisted from the NYSE American under the HFCAA if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment. (see discussion on pages 28 – 29 of this prospectus).

•        Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us or any other affiliated company (see discussion on pages 29 – 30 of this prospectus).

•        Restrictions on currency exchange may limit our ability to receive and use the revenues of the consolidated VIE and its subsidiary effectively (see discussion on page 30 of this prospectus).

RISK FACTORS

Investing in our securities involves risk. An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Accordingly, you should carefully consider:

•        the information contained in or incorporated by reference into this prospectus;

•        the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•        the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with Securities and Exchange Commission on March 24, 2023, or any updates in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus; and

•        other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities., as well as the following matters:

All aspects of our business are subject to extensive regulation in China, we, the consolidated VIE and its subsidiary may not be in full compliance with these regulations and the ability of us, the consolidated VIE and its subsidiary to conduct business is highly dependent on the compliance with this regulatory framework. If the PRC government finds that the VIE Agreements that establish the structure for operating business of us, the consolidated VIE and its subsidiary do not comply with applicable PRC laws and regulations, we, the consolidated VIE and its subsidiary could be subject to severe penalties and our securities may decline in value or become worthless.

The Chinese government regulates all aspects of the VIE and its subsidiaries’ business and operations, including foreign investments in the paper making industry. The laws and regulations applicable to the paper sector are subject to frequent change, and new laws and regulations may be adopted, some of which may have a negative effect on the VIE and their subsidiaries’ business, either retroactively or prospectively.

Based on our understanding of the current PRC laws, as of the date of this prospectus, we believe that none of us, the consolidated VIE and its subsidiary is required to obtain any permissions or approvals from any PRC regulatory authorities, including the CAC or CSRC, regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. and issuing our securities to foreign investors. To date, we, the consolidated VIE and its subsidiary have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors. If our ownership structure and contractual arrangements are later found to be in violation of any existing or future PRC laws or regulations or we fail to obtain any of the required permits or approvals, the relevant PRC regulatory authorities, which regulate foreign investment in China, would have broad discretion in dealing with such violations, including:

•        Revoking the business and operating licenses of Baoding Shengde, consolidated VIE and its subsidiary;

•        Discontinuing or restricting the operations of any related-party transactions among Baoding Shengde, consolidated VIE and its subsidiary;

•        Imposing fines or other requirements with which we or Baoding Shengde, consolidated VIE and its subsidiary may not be able to comply;

•        Revoking the preferential tax treatment that may be enjoyed by Baoding Shengde, the consolidated VIE and its subsidiary;

•        Requiring us or Baoding Shengde, the consolidated VIE and its subsidiary to restructure the relevant ownership structure or operations; or

•        Restricting or prohibiting the use of any proceeds from our additional public offering to finance our business and operations in China.

If the applicable laws, regulations, or interpretations change, we, the consolidated VIE and its subsidiary may be required to obtain additional licenses, permits, filings or approvals for their business and services in the future and may not be able to maintain the growth rate and business may be materially and adversely affected as a result. If we and the consolidated VIE have inadvertently concluded that any permissions or approvals are not required, any action taken by the PRC government could significantly limit or completely hinder our operations in PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, and we, Baoding Shengde and the consolidated VIE may need to adjust the business operations, which may materially and adversely affect the business and results of operation.

Similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including in the United States. However, we cannot assure you that penalties will not be imposed on any other companies or us in the future. If any of the above penalties is imposed on us, the consolidated VIE’s business operations and expansion, consolidated financial condition and results of operations will be materially and adversely affected. Our common stock and the securities we are registering through this prospectus may decline in value or become worthless if any determinations, changes, or interpretations from Chinese government result in our inability to assert contractual control over the assets of Baoding Shengde or the VIE that conduct all or substantially all of operations in China.

We rely on contractual arrangements with the consolidated VIE and its shareholders for our China operations, which may not be as effective in providing operational control as would direct ownership.

On March 15, 2019, the new Foreign Investment Law of PRC (the “Foreign Investment Law”) was passed by the Second Session of the thirteenth National People’s Congress and came into force on January 1, 2020. The Foreign Investment Law does not mention concepts including “de facto control”, “controlling through contractual arrangements” or “variable interest entity”, nor does it specify the regulation on controlling through contractual arrangements or variable interest entity. Furthermore, the Foreign Investment Law does not specifically stipulate rules on the paper industry. Therefore, we believe that the Foreign Investment Law will not have any material adverse effect on the VIE structure and the business operations of the consolidated VIE and its subsidiary.

We have relied and expect to continue to rely on the VIE Agreements with the consolidated VIE and its shareholders to operate our business. The VIE Agreements may not be as effective in providing us with control over the consolidated VIE and its subsidiary as direct ownership. If we had direct ownership of the consolidated VIE and its subsidiary, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the consolidated VIE and its subsidiary, which could affect changes, subject to any applicable fiduciary duties, at the management level. As a legal matter, if the consolidated VIE or any of its shareholders fails to perform its or his or her respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce such arrangements. We may also rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, but these remedies may not be effective. For example, if the shareholders of any of the consolidated VIE were to refuse to transfer their equity interest in such VIE to us or our designee when we exercise the call option pursuant to the VIE Agreements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, we may not be able to renew these contracts with the consolidated VIE and/or its shareholders. If the consolidated VIE or its shareholders fail to perform the obligations secured by the pledges under the share pledge agreements, one of the remedies for default is to require the pledgors to sell the equity interests of VIE in an auction or sale of the shares and remit the proceeds to the PRC Subsidiary, net of all related taxes and expenses. Such an auction or sale of the shares may not result in our receipt of the full value of the equity interests or the business of VIE.

In addition, the VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC may not be as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements. In the event we are unable to enforce the VIE Agreements, we may not be able to be the primary beneficiary of the consolidated VIE, and our ability to consolidate the VIE would be materially adversely affected. To date, we have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE.

Dongfang Paper shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Dongfang Paper are held by one shareholder. The shareholder’s interests may differ from the interests of our Company as a whole. The shareholder may breach, or cause Dongfang Paper to breach, or refuse to renew the existing VIE Agreements, which would have a material adverse effect on our ability to effectively control Dongfang Paper and receive economic benefits from them through the VIE Agreements. Pursuant to the VIE Agreements, the VIE shall pay service fees equal to 80% of its annual net profit to Baoding Shengde, while Baoding Shengde has the power to direct the activities of the VIE, which can significantly impact the VIE’s economic performance and has the right to receive substantially all of the economic benefits of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of Baoding Shengde and, ultimately, the Company. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

The Dongfang Paper shareholder may be able to cause the VIE Agreements to be performed in a manner adverse to us by, among other things, failing to remit payments due under the VIE Agreements to us on a timely basis. We cannot assure you that when conflicts of interest arise, the Dongfang Paper shareholder will act in the best interests of our Company or such conflicts will be resolved in our favor.

If the PRC government deems that the contractual arrangements in relation to our consolidated VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we, the VIE and its subsidiaries could be subject to severe penalties or be forced to relinquish interests in those operations.

Because ITP is a company incorporated in the Nevada, it is classified as a foreign enterprise under PRC laws and regulations, and Baoding Shengde is a foreign-invested enterprise (“FIE”). Baoding Shengde has entered into a series of contractual arrangements with the consolidated VIE and its shareholders, which enable us to (i) have significant impact on the business operations of the consolidated VIE, (ii) receive substantially all of the economic benefits of the consolidated VIE, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the consolidated VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we are the primary beneficiary of the consolidated VIE and hence consolidate their financial results as our consolidated VIE under U.S. GAAP.

Based on our understanding of the current PRC laws, we believe that (i) the ownership structure of the consolidated VIE and its subsidiary will not result in any violation of PRC laws currently in effect; and (ii) the VIE Agreements are valid, binding and enforceable, and will not result in any violation of PRC laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take the view that is consistent with our belief above. Although we believe that our corporate structure and VIE Agreements comply with the current applicable PRC laws and regulations, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, or other authorities that regulate the industry, would agree that our corporate structure or any of the above VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. As of the date of this prospectus, the VIE Agreements have not been reviewed in a court of law.

If our corporate structure and contractual arrangements are deemed by PRC regulators that have competent authority, to be illegal, either in whole or in part, we may not be able to be the primary beneficiary of the VIE and to consolidate the consolidated VIE for accounting purpose and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

•        revoking the business and operating licenses of Baoding Shengde, consolidated VIE and its subsidiary;

•        levying fines on Baoding Shengde, the consolidated VIE and its subsidiary;

•        confiscating any of income of Baoding Shengde, the consolidated VIE and its subsidiary that they deem to be obtained through illegal operations;

•        shutting down services of Baoding Shengde, the consolidated VIE and its subsidiary;

•        discontinuing or restricting operations of Baoding Shengde, the consolidated VIE and its subsidiary;

•        imposing conditions or requirements with which Baoding Shengde, the consolidated VIE and its subsidiary may not be able to comply;

•        requiring Baoding Shengde, the consolidated VIE and its subsidiary to change our corporate structure and contractual arrangements;

•        restricting or prohibiting Baoding Shengde, the consolidated VIE and its subsidiary’ use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

•        taking other regulatory or enforcement actions that could be harmful to business of Baoding Shengde, the consolidated VIE and its subsidiary.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect the business of the consolidated VIE and its subsidiary, consolidated financial condition and results of operations. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to impact the activities of the consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements.

To date, we have not received any disapprovals or denies from any PRC regulatory authorities regarding the VIE arrangements between Baoding Shengde, the consolidated VIE and the shareholders of VIE, listing in the U.S. or issuing our securities to foreign investors.

Uncertainties with respect to the PRC legal system could harm us.

Operations of the VIE and its subsidiaries in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value. Baoding Shengde, our wholly-owned subsidiary in China, is generally subject to PRC laws and regulations, in particular, laws applicable to foreign invested enterprises.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we, the VIE and its subsidiaries may not be aware of any violation of these policies and rules until sometime after the violation. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended, and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above, however, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and remains unclear on how it will be interpreted, amended, and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

On February 17, 2023, the CSRC released the Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination.

The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); (2) advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295).

As a listed company, we believe that we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate business of the consolidated VIE and its subsidiary as of the date of this prospectus. In addition, to date, none of us, our PRC Subsidiaries, the consolidated VIE and its subsidiary has received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings. Furthermore, based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for ITP’s listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “— The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless”

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of

State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission or criminal offense. We have taken measures to adopt management systems for the compliance with Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect the operations of the VIE and its subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our securities or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we, the consolidated VIE and its subsidiary conduct business activities. The PRC government may also intervene or influence the operations of us, the consolidated VIE and its subsidiary at any time, which could result in a material change in the operations and our securities could decline in value or become worthless.

We and the consolidated VIE are currently not required to obtain approval from Chinese authorities for listing on U.S. exchanges, nor the execution of a series of VIE Agreements, however, if the consolidated VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities for listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of our common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of the consolidated VIE and its subsidiary to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property, and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the consolidated VIE and its subsidiary to ensure their compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require the consolidated VIE to divest themselves of any interest they then hold in their operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, the business segments may be subject to various government and regulatory interference in the regions in which the VIE and its subsidiaries operate. The consolidated VIE and its subsidiary could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The consolidated VIE and its subsidiary may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we and the consolidated VIE will be required to obtain permission from the PRC government for listing on U.S. exchanges, or enter into VIE Agreements in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we and the consolidated VIE are currently not required to obtain permission from any of the PRC central or local government and has not received any denial for listing on the U.S. exchange or enter into VIE Agreements, the consolidated VIE and its subsidiary’ operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to their business or industry. Recent statements by the Chinese government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination. The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC,, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an indirect overseas offerings and listings by a domestic company: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offerings or listings in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted; if the issuer submits the application documents for offerings or listings in secret or non-public ways overseas, it may submit an explanation at the time of filing, and the application shall be postponed until the application documents are reported to the CSRC within three business days after the application documents are disclosed overseas.

The Trial Measures may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. We believe that we, our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to fulfill filing procedures and obtain approvals from the CSRC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, to date, none of us, our PRC Subsidiaries, consolidated VIE and its subsidiary have received any filing or compliance requirements from CSRC for the listing of ITP at NYSE American and all of its overseas offerings. Based on our understanding of the current PRC laws, we believe that the CSRC’s approval is not required to be obtained for ITP’s listing on NYSE American; however, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any PRC governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission or criminal offense. We have taken measures to adopt management systems for the compliance with Confidentiality and Archives Provisions. We believe our continuing listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the business of us, the consolidated VIE and its subsidiary and investing in our securities.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

We believe none of us, our PRC Subsidiaries, the consolidated VIE or its subsidiaries is a CIIO, and we believe that we, all of our PRC Subsidiaries, the consolidated VIE and its subsidiary are not required to go through cybersecurity review from the CAC to continue to offer our securities or operate the business of the consolidated VIE and its subsidiary. In addition, as of the date of this prospectus, we, our PRC Subsidiaries, consolidated VIE and its subsidiary have not received any notice from any authorities identifying us as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. We, our PRC Subsidiaries, consolidated VIE and its subsidiary have not been required to obtain any approvals or permits from CAC. When the Cybersecurity Review Measures become effective and if the Security Administration Draft is enacted as proposed, we believe that the operations of the consolidated VIE and its subsidiary and our listing will not be affected and that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review or network data security review by the CAC, given that: (i) as a company that mainly engages in paper production and distribution, our PRC Subsidiaries, the consolidated VIE and VIE’s subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we, the consolidated VIE and its subsidiary possess personal data of fewer than one million individual clients in the business operations as of the date of this prospectus and do not anticipate that we, the consolidated VIE and its subsidiary will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject us, the consolidated VIE and its subsidiary to the Cybersecurity Review Measures; and (iii) data processed in the business of the consolidated VIE and its subsidiary is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we, the consolidated VIE and its subsidiary will not be subject to cybersecurity review and network data security review in the future. During such reviews, we, the consolidated VIE and its subsidiary may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect the business, financial conditions, and results of operations of us, the consolidated VIE and its subsidiary.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

ITP is a company incorporated under the Nevada laws, and we, through Baoding Shengde, the consolidated VIE and its subsidiary, conduct substantially all of our operations in PRC and a majority of our assets are located in China. In addition, our senior executive officers are with different nationalities and reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China in the event that you believe that your rights have been infringed under the securities laws or otherwise. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as not all of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our common stock may be delisted from the NYSE American under the Holding Foreign Companies Accountable Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Therefore, the PCAOB may in the future determine that it is unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong.

Our auditor, WWC, P.C., Certified Public Accountants, the independent registered public accounting firm that issued the audit report included in our annual report, an auditor of companies that are traded publicly in the United States and an U.S.-based accounting firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is based in the United States and is subject to inspection by the PCAOB on a regular basis with the last inspection in November 2021.

However, our auditor’s working papers related to us and the consolidated VIE and its subsidiary are located in China. If our auditor is not permitted to provide requested audit work papers located in China to the PCAOB, investors would be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities may be prohibited under the HFCAA, which would result in the delisting of our securities from the NYSE American.

Our PRC Subsidiaries, consolidated VIE and its subsidiary in China are subject to restrictions on making dividends and other payments to us or any other affiliated company.

We are a holding company and may receive dividends paid by our subsidiaries established in China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt we may incur and to pay our operating expenses. Baoding Shengde’s income in turn depends on the service and other fees paid by the consolidated VIE. In addition, ITP, its subsidiaries, the consolidated VIE and the VIE’s subsidiaries may also transfer cash to each other as part of the group cash management. If any of our subsidiaries, the consolidated VIE and VIE’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments to us. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, under the applicable requirements of PRC law, our PRC Subsidiaries, consolidated VIE and its subsidiary incorporated as companies may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends.

In addition, under the Enterprise Income Tax Law of the PRC, which became effective on January 1, 2008 and its implementation rules, dividends paid to us by our PRC Subsidiaries are subject to withholding tax. The withholding tax on dividends may be exempted or reduced by the PRC State Council. Currently, the withholding tax rate is 10% unless reduced or exempted by treaty between the PRC and the tax residence of the holder of the PRC Subsidiaries.

Furthermore, if our PRC Subsidiaries, consolidated VIE and its subsidiary in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require our PRC Subsidiaries, consolidated VIE and its subsidiary to adjust their taxable income under the contractual arrangements we currently have in place in a manner that would restrict our subsidiaries’ ability to pay dividends and make other distributions to us.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

To date, our PRC Subsidiaries have not paid dividends to us out of their accumulated profits. In the near future, we do not expect to receive dividends from our PRC subsidiaries because the accumulated profits of the PRC Subsidiaries are expected to be used for their own business or expansions.

For the year ended December 31, 2022, the cash flows between IT Tech Packaging, its subsidiaries and the VIE included (i) funding through Shengde Holdings Inc. to Baoding Shengde, with an amount of $6,500,000 as capital contributions; (ii) Baoding Shengde loans to Dongfang Paper with total amount of $1,727,644; (iii) Baoding Shengde loans to Tengsheng Paper with total amount of $1,923,845; and (iv) funding through Shengde Holdings Inc. to Qianrong, with an amount of $3,500,000 as capital contributions. We do not have an established cash management policy that dictates how funds are transferred between us, our PRC Subsidiaries, consolidated VIE and its subsidiary. We do not, at this time, intend to distribute earnings or settle amounts owed under the VIE Agreements.

In the future, cash proceeds raised from overseas financing activities, including the offering of securities under this prospectus and any related prospectus supplement, may be transferred by ITP to our PRC Subsidiaries and other subsidiaries or the consolidated VIE and its subsidiary via capital contributions or loans, as the case may be. Amounts owed under the VIE Agreements may be returned by Baoding Shengde or the consolidated VIE and its subsidiary through repayment of loans or payment of service fees according to the exclusive technical service and business consulting agreement, subject to satisfaction of applicable government registration and approval requirements. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, our PRC Subsidiaries, or the consolidated VIE by the PRC government to transfer cash.

Restrictions on currency exchange may limit our ability to receive and use the revenues of the consolidated VIE and its subsidiary effectively.

Because substantially most of revenues of the consolidated VIE and its subsidiary is denominated in RMB, restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund any business activities we may have outside China or to make dividend payments to our shareholders in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of SAFE is obtained. Although the PRC government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our PRC Subsidiaries’ capital accounts, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,’’ “will,’’ “expect,’’ “anticipate,’’ “estimate,’’ “plan,’’ “believe,’’ “is/are likely to’’ or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•        Anticipated trends and challenges in the business and markets in which we, our PRC Subsidiaries, consolidated VIE and its subsidiary operate;

•        The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to anticipate market needs or develop new or enhanced services and products to meet those needs;

•        The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to compete in our industry and innovation by our competitors;

•        The ability of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to protect our confidential information and intellectual property rights;

•        The need of us, our PRC Subsidiaries, consolidated VIE and its subsidiary to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

•        The ability of us, PRC Subsidiaries, consolidated VIE and its subsidiary to manage growth; and

•        Economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•        shares of our common stock;

•        debt securities, in one or more series;

•        warrants to purchase any of the securities listed above;

•        Subscription rights; and/or

•        units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of April 3, 2023, our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,065,920 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NYSE AMERICAN, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)     have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)    are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)   do not have preemptive, subscription or conversion rights; and

(iv)   are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on The NYSE AMERICAN under the symbol “ITP.” The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•        the title;

•        the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•        any limit on the amount that may be issued;

•        whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•        the maturity date;

•        whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•        the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        the terms of the subordination of any series of subordinated debt, if applicable;

•        the place where payments will be payable;

•        restrictions on transfer, sale or other assignment, if any;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•        the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•        whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•        incur additional indebtedness;

•        issue additional securities;

•        create liens;

•        pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•        redeem capital stock;

•        place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•        make investments or other restricted payments;

•        sell or otherwise dispose of assets;

•        enter into sale-leaseback transactions;

•        engage in transactions with stockholders and affiliates;

•        issue or sell stock of our subsidiaries; or

•        effect a consolidation or merger;

•        whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•        information describing any book-entry features;

•        provisions for a sinking fund purchase or other analogous fund, if any;

•        whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•        the procedures for any auction and remarketing, if any;

•        the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•        if other than dollars, the currency in which the series of debt securities will be denominated; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•        if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•        if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•        if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•        if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•        the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•        subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•        the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•        the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•        to fix any ambiguity, defect or inconsistency in the indenture;

•        to comply with the provisions described above under “— Consolidation, Merger or Sale”;

•        to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•        to evidence and provide for the acceptance of appointment by a successor trustee;

•        to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•        to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•        to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “— General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•        to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•        to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•        extending the fixed maturity of the series of debt securities;

•        reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•        reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•        register the transfer or exchange of debt securities of the series;

•        replace stolen, lost or mutilated debt securities of the series;

•        maintain paying agencies;

•        hold monies for payment in trust; and

•        appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•        recover excess money held by the debenture trustee; and

•        compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•        register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

WARRANTS

As of April 3, 2023, we have issued and outstanding warrants to purchase up to 14,571,433 shares of our common stock, in the aggregate.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•        the offering price and aggregate number of warrants offered;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•        in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•        in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•        the manner of exercise of the warrants, including any cashless exercise rights;

•        the warrant agreement under which the warrants will be issued;

•        the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•        anti-dilution provisions of the warrants, if any;

•        the terms of any rights to redeem or call the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•        the manner in which the warrant agreement and warrants may be modified;

•        the identities of the warrant agent and any calculation or other agent for the warrants;

•        federal income tax consequences of holding or exercising the warrants;

•        the terms of the securities issuable upon exercise of the warrants;

•        any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•        any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•        in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•        in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase Common Stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the title of such subscription rights;

•        the securities for which such subscription rights are exercisable;

•        the exercise price for such subscription rights;

•        the number of such subscription rights issued to each shareholder;

•        the extent to which such subscription rights are transferable;

•        if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•        any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Common Stock at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Common Stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•        the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•        whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•        the name or names of any underwriters, if, and if required, any dealers or agents;

•        the purchase price of the securities and the proceeds we will receive from the sale;

•        any underwriting discounts and other items constituting underwriters’ compensation;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•        a fixed price or prices, which may be changed;

•        market prices prevailing at the time of sale;

•        prices related to such prevailing market prices; or

•        negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NYSE AMERICAN, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the debt securities, warrants, subscription rights and units and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. Certain legal matters with respect to the validity of the common stock and legal matters as to Nevada law has been passed upon for us by Sherman & Howard L.L.C.

EXPERTS

The audited consolidated financial statements as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 incorporated herein by reference from the Company’s Annual Reports on Form 10-K have been audited by WWC, P.C. Certified Accountants, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o IT TECH PACKAGING, INC., at the Company’s office located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550. The Company’s telephone number is 011- (86) 312-8698215.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.itpackaging.cn as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 24, 2023;

•        Definitive Proxy Statement on Schedule 14A filed on September 7, 2022; and

•        The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on December 11, 2009 (File No. 000-34577), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

6,899,500 Shares of Common Stock

IT TECH PACKAGING, INC.

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Prospectus Supplement

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Maxim Group LLC

May 13, 2025